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WOODWARD, INC.

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WOODWARD

WHY **WOODWARD** WINS...

WOODWARD, INC.

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Woodward, Inc. 1000 E. Drake Road Fort Collins, Colorado 80525 Tel: 970-482-5811 Fax: 970-498-3050

WOODWARD, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

December 19, 2011

Dear Stockholder:

You are cordially invited to attend Woodward, Inc.’s annual meeting of stockholders at 8:00 a.m., Mountain Standard Time, on Wednesday, January 25, 2012, at the Hilton Fort Collins located at 425 West Prospect Road, Fort Collins, Colorado. Registration for the meeting will be conducted in Salon 1. We invite you to join our directors and members of our management team for a continental breakfast at 7:30 a.m. The formal meeting will begin promptly at 8:00 a.m.

Parking is available on site. A map is located on the back of this proxy statement.

Please complete and return your proxy card by mail, or vote via telephone or the Internet, as soon as possible regardless of whether you plan to attend in person.

Sincerely yours,

WOODWARD, INC.

Thomas A. Gendron

Chairman, Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be Held on January 25, 2012:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, including consolidated financial statements, are available to you at www.proxydocs.com/wwd.

Wednesday, January 25, 2012 8:00 a.m. MST Hilton Fort Collins 425 West Prospect Road Fort Collins, Colorado

The purpose of our Annual Meeting is to:

1. Elect as directors the four nominees identified in this proxy statement, each to serve for a term of three years;

2. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012;

3. Vote on an advisory resolution regarding the compensation of the Company’s named executive officers;

4. Reapprove material terms for qualified performance-based awards for Section 162(m) purposes under the Woodward 2006 Omnibus Incentive Plan; and

5. Transact other business that properly comes before the meeting, or any postponement or adjournment thereof.

Stockholders who owned Woodward, Inc. common stock at the close of business on the record date, November 28, 2011, are entitled to vote at the meeting, or any postponement or adjournment thereof.

By Order of the Board of Directors,

WOODWARD, INC.

A. Christopher Fawzy

Corporate Secretary

December 19, 2011

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting in person, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet, as soon as possible. Prompt response is helpful and your cooperation will be appreciated.

Annual Report on Form 10-K

You may obtain a free copy of our Annual Report on Form 10-K for the year ended September 30, 2011, filed with the Securities and Exchange Commission (“SEC”) and available at its website at www.sec.gov. Please contact the Corporate Secretary, Woodward, Inc., 1000 E. Drake Road, Fort Collins, Colorado 80525 or email investor.relations@woodward.com. This report is also available at www.proxydocs.com/wwd.

About the Annual Meeting and Voting

Woodward, Inc. (“Woodward” or the “Company”), on behalf of its Board of Directors (the “Board”), is soliciting your proxy to vote at our annual meeting of stockholders (or at any postponement or adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card on or about December 19, 2011, to all stockholders entitled to vote. The Woodward, Inc. Annual Report, which includes our financial statements, is being distributed with this proxy statement.

Stockholders who owned Woodward common stock at the close of business on the record date, November 28, 2011, are entitled to vote at the meeting. As of the record date, there were 68,936,667 shares of Woodward common stock outstanding.

Each share of Woodward common stock that you own entitles you to one vote on each matter presented at the meeting, except for the election of directors, for which you may cumulate your votes. Since four directors are standing for election, you will be entitled to four director votes for each share of stock you own. Of this total, you may choose how many votes you wish to cast for each director. The Board is not soliciting discretionary authority to cumulate votes with respect to the election of directors.

Woodward offers stockholders the opportunity to vote by mail, by telephone, or via the Internet. Instructions to use these methods are set forth on the enclosed proxy card.

If you vote by telephone or via the Internet, please have your proxy or voting instruction card available. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned the card by mail. Voting by telephone and via the Internet are valid proxy voting methods under the laws of Delaware (our state of incorporation) and our Amended and Restated Bylaws (our “Bylaws”).

If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares or abstain from voting as follows:

“FOR” the election of the Board’s nominees to the Board;

“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

“FOR” the advisory resolution regarding the compensation of the Company’s named executive officers; and

“FOR” the reapproval of material terms for qualified performance-based awards for Section 162(m) purposes under the Woodward 2006 Omnibus Incentive Plan.

If any other matter is presented at the meeting, your proxy will vote in accordance with your proxy’s best judgment. At the time this proxy statement was printed, we knew of no other matters to be acted on at the meeting.

You may revoke your proxy by:

—	entering a new vote by telephone, over the Internet, or by signing and returning another signed proxy card at a later date,

—	notifying our Corporate Secretary in writing before the meeting that you have revoked your proxy, or

—	voting in person at the meeting.

If you want to give your written proxy to someone other than the individuals named on the proxy card:

—	cross out the individuals named and insert the name of the individual you are authorizing to vote, or

—	provide a written authorization to the individual you are authorizing to vote along with your proxy card.

Summary of Proposals Submitted for Vote

The following are only summaries of the proposals. You should review the full discussion of each proposal in this proxy statement before casting your vote.

Proposal 1: Election of Directors

Nominees:    At the annual meeting, you will be asked to elect to the Board the four nominees for director identified in this proxy statement. Each director will be elected to a three-year term and will hold office until the 2014 Annual Meeting held in or about January 2015 and until a successor is elected and qualifies.

Vote Required:    Directors are elected by a plurality vote of shares present at the meeting in person or by proxy, meaning that the four director nominees receiving the most votes will be elected.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm:    At the annual meeting, you will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Vote Required:    The affirmative vote of the holders of a majority of shares of Woodward common stock present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

Proposal 3: Approval of Advisory Resolution Regarding the Compensation of the Named Executive Officers

Compensation of the Company’s named executive officers:    At the annual meeting, you will be asked to approve an advisory resolution regarding the compensation of the named executive officers of the Company.

Vote Required:    The affirmative vote of the holders of a majority of shares of Woodward common stock present in person or by proxy and entitled to vote at the Annual Meeting will be required for the approval of the advisory resolution regarding compensation of the Company’s named executive officers.

Proposal 4: Reapproval of Material Terms for Qualified Performance-Based Awards for Section 162(m) Purposes Under the 2006 Plan

Material Terms of Performance Measures under the 2006 Plan:    At the annual meeting, you will be asked to reapprove the material terms for qualified performance-based awards made under the 2006 Plan for Section 162(m) purposes.

Vote Required:    The affirmative vote of the holders of a majority of shares of Woodward common stock present in person or by proxy and entitled to vote at the Annual Meeting will be required for the reapproval of the material terms for qualified performance-based awards under the 2006 Plan for Section 162(m) purposes.

The Board unanimously recommends that the stockholders vote “FOR” each of the proposals listed above.

Summary of Proposals Submitted for Vote (continued)

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a stockholder does not provide voting instructions to his or her broker or nominee and the broker or nominee does not have discretionary authority to vote on the matter, as further described below under “Voting of Shares Held in Street Name by Your Broker.”

Abstentions

Abstentions are counted as present for establishing a quorum. Except for the election of directors, abstentions have the same effect as votes against the matter.

Voting of Shares Held in Street Name by Your Broker

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the annual meeting and vote your shares in person. In order to vote your shares in person, you must provide us with a legal proxy from your broker.

Brokerage firms have authority to vote customers’ shares for which they have not received voting instructions on certain “routine” matters, such as ratification of the auditors. If you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted (i.e., a broker non-vote). On the other hand, absent instructions from customers, a brokerage firm cannot vote customers’ shares on non-routine matters, such as the election of directors, the advisory resolution regarding the compensation of our named executive officers and the reapproval of the material terms for qualified performance-based awards under the 2006 Plan for Section 162(m) purposes. Consequently, if you do not give your brokerage firm specific instructions, your shares will not be voted on the non-routine matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.

In order for your shares to be voted on all matters presented at the meeting, including the election of directors, we urge all stockholders whose shares are held in street name by a brokerage firm to provide voting instructions to the brokerage firm.

Board of Directors

Board Composition	On September 21, 2011, the Board increased the approved number of directors from ten to eleven and appointed Gregg C. Sengstack to serve as a director. The Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term.

Each of the four directors identified in this proxy statement as standing for election at the 2011 Annual Meeting of Stockholders has been nominated by the Board at the recommendation of the Nominating and Governance Committee to hold office for a three-year term expiring in 2015 or when a successor is elected and qualifies. The remaining directors identified in this proxy statement are not standing for election at this meeting and will continue in office for the remainder of their respective terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Nominating and Governance Committee.

The Nominating and Governance Committee is responsible for recommending qualified director candidates for nomination by the Board based on the skills and characteristics that the Board seeks in its members as well as the composition of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, experience, diversity, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Nominating and Governance Committee also assesses a candidate’s integrity, reputation, ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties. The Nominating and Governance Committee seeks candidates with the highest professional and personal ethics and values, guided by the philosophy and concepts as expressed in the Company’s Constitution, and who will operate in accordance with the Company’s Codes of Business Conduct and Ethics.

We believe that our director nominees should possess the following experience, qualifications, attributes and skills:

— an understanding of the principal operational and financial objectives, plans and strategies of the Company;

— an understanding of the results of operations and financial condition of the Company;

— an understanding of the relative standing of the Company in relation to its competitors; and

— leadership experience at the policy-making level in business, government, education or public interest.

We identify below certain biographical information of each of our directors and the director nominees for election, including his or her principal occupation, public company directorships currently held or held during the past five years and other business affiliations. We also describe the specific experience, qualifications, attributes and skills of each director and director nominee that led the Board to conclude that he or she should serve as a member of the Board.

Board of Directors (continued)

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors Standing for Election at This Meeting for Terms Expiring in 2015:

Paul Donovan

Age: 64

Paul Donovan retired in 2004 as special advisor to the Chairman of Wisconsin Energy Corporation. Mr. Donovan had previously served as the Chief Financial Officer of Wisconsin Energy Corporation from August 1999 until June 2003. Prior to joining Wisconsin Energy Corporation, Mr. Donovan was Executive Vice President and Chief Financial Officer of Sundstrand Corporation, a manufacturer of aerospace and industrial products, from June 1988 to August 1999. Prior to June 1988, he held a variety of financial positions at Allied Signal, TMS, PHH Group, and Ford Motor Company.

Mr. Donovan’s demonstrated leadership of large company corporate finance and tax departments provides the Board with expertise regarding the intricacies of tax, banking, finance, and mergers and acquisitions. He also possesses direct knowledge of the power generation, transportation and aerospace markets, all of which are key markets for Woodward. As a former member of the Office of the Chairman at Wisconsin Energy and a former member of the Executive Office at Sundstrand Corporation, Mr. Donovan contributes to the Board not only his strong knowledge of the markets in which Woodward competes, but also strong leadership and insight into large organizations.

Mr. Donovan has been a director of the Company since 2000.

Other public company directorships: AMCORE Financial, Inc. (1998 - 2010); CLARCOR, Inc. (since 2000).

Thomas A. Gendron

Age: 50

Tom Gendron has been Chairman of the Board of the Company since January 2008, and has been Chief Executive Officer and President of the Company since July 2005. Mr. Gendron previously served as Chief Operating Officer and President of the Company from September 2002 until July 2005, and as Vice President and General Manager of Industrial Controls from June 2001 until September 2002. Prior to that, Mr. Gendron served as Vice President of Industrial Controls from April 2000 through May 2001, and as Director of Global Marketing and Industrial Controls’ Business Development from February 1999 through March 2000. Overall, Mr. Gendron has served with Woodward for 20 years in both the aircraft and industrial businesses, providing leadership in sales, marketing, business development, and product support management.

His experience with and knowledge of the Company’s businesses and the industries in which they operate has enabled Mr. Gendron to lead the Company’s growth since his appointment to President and Chief Operating Officer in September 2002. He has brought significant insight to the Board due to his comprehensive understanding of the Company and its operations, including the Company’s strategic vision, products, suppliers, customers and markets.

Mr. Gendron has been a director of the Company since 2005.

Other public company directorships: Hexcel Corporation (since 2010).

Board of Directors (continued)

John A. Halbrook

Age: 66

John A. Halbrook retired as Chairman of the Board of the Company in January 2008, and previously served as Chief Executive Officer of the Company from November 1993 until July 2005. Mr. Halbrook has served in various other executive positions with the Company, including Chief Operating Officer and President. Prior to joining Woodward, Mr. Halbrook garnered broad experience in finance and accounting, budgeting, marketing, strategic planning and operations through positions with Worthington Pumps, McGraw Edison, Turbodyne, General Electric, and General Dynamics.

Through his tenure as Chairman and Chief Executive Officer of Woodward, Mr. Halbrook brings to the Board insight into the Company’s operations and an understanding of the complex issues facing Woodward’s business segments and the markets in which the Company competes.

Mr. Halbrook has been a director of the Company since 1991. Mr. Halbrook served on the Compensation Committee and Nominating and Governance Committee from January 26, 2011 to December 2, 2011. Mr. Halbrook no longer serves on either such committee and the Board does not intend to appoint Mr. Halbrook to serve on any of the Audit Committee, Compensation Committee or Nominating and Governance Committee in the future.

Other public company directorships: AMCORE Financial, Inc. (1997 - 2010); HNI Corporation (2004-2010).

Ronald M. Sega

Age: 58

Dr. Ronald M. Sega was appointed Vice President and Enterprise Executive for Energy and the Environment at Colorado State University (“CSU”) and The Ohio State University effective September 1, 2010. Dr. Sega held the position of Vice President for Energy, Environment, and Applied Research with the CSU Research Foundation through August 2010. Prior to joining CSU, Dr. Sega served as Under Secretary for the U.S. Air Force from August 2005 to August 2007. As Under Secretary, Dr. Sega led a team that developed a comprehensive energy strategy emphasizing supply, demand, and culture with results in 2006 of $100 million in energy-related savings and cost avoidance and receipt of the overall Presidential Award for Leadership in Federal Energy Management for the U.S. Government. As Under Secretary, Dr. Sega’s role also included the Department of Defense (“DOD”) Executive Agent for space, and the Air Force Service Acquisition Executive for space programs. From August 2001 until August 2005, Dr. Sega was Director of Defense Research and Engineering, Office of the Secretary of Defense, which is the Chief Technology Officer for the DOD. From July 1996 to August 2001, he served as Dean, College of Engineering and Applied Science, University of Colorado at Colorado Springs. Dr. Sega is a former NASA astronaut and veteran of two shuttle missions. He retired from the U.S. Air Force Reserves in the rank of Major General.

Dr. Sega brings to the Board extensive experience in applying academic research to real-world situations, knowledge of U.S. government contracting practices, and expertise in aerospace and energy technology and markets. Dr. Sega is a Fellow of the American Institute of Aeronautics and Astronautics, as well as a Fellow of the Institute of Electrical and Electronics Engineers.

Dr. Sega has been a Director of the Company since 2008.

Other public company directorships: Rentech, Inc. (since 2007).

Your Board unanimously recommends a vote “FOR” the nominees presented in Proposal 1.

Board of Directors (continued)

Directors Remaining in Office Until 2013:

John D. Cohn

Age: 57

Mr. Cohn has served as Senior Vice President, Asia Business Planning and Execution, of Rockwell Automation, Inc., a global provider of innovative industrial automation and information products, services and solutions since September 1, 2011. In this capacity, Mr. Cohn supports development of regional and country level business strategies for over $1 billion of Rockwell sales. Additionally, Mr. Cohn leads business development activities, including strategic partnerships, acquisitions and other market development and expansion opportunities to generate incremental revenue. Prior to accepting this position in August 2011, Mr. Cohn served as Senior Vice President, European Business Planning and Execution from March 2009 to August 2011, and as Senior Vice President, Strategic Development and Communications, for Rockwell Automation from 1999 to March 2009.

Mr. Cohn brings to the Board expertise in global market development, market penetration and experience with leading organizations through turnarounds, mergers and acquisitions.

Mr. Cohn has been a director of the Company since 2002.

Other public company directorships: None held during the past five years.

Michael H. Joyce

Age: 71

Michael H. Joyce retired in July 2006 as President and Chief Operating Officer of Twin Disc, Inc., an international manufacturer and worldwide distributor of heavy-duty off-highway and marine power transmission equipment. Prior to joining Twin Disc in January 1991, Mr. Joyce was employed at Dana Corporation for 28 years, holding positions of increasing responsibility, including President of Dana’s Fluid Products Division; Vice President and General Manager of Dana’s Heavy Axle Division; and International Manager of Dana’s Axle Division.

Mr. Joyce’s extensive experience in management, engineering, sales/marketing, and international manufacturing provides the Board with expertise in the engine and power generation markets as well as practical knowledge and leadership for overseeing the Company’s management.

Mr. Joyce has been a director of the Company since 2000.

Other public company directorships: Twin Disc, Inc. (1991-2006); The Oilgear Company (1998-2006).

Board of Directors (continued)

James R. Rulseh

Age: 56

James Rulseh is President of JRR & Associates, LLC, an independent manufacturing consulting company focused on operations improvement and operational leadership excellence. Prior to May 2011, Mr. Rulseh served as the Chief Operating Officer, Tulip Corporation, a private manufacturing company, since October 2009. Prior to joining Tulip Corporation, Mr. Rulseh served in the following capacities for Modine Manufacturing Company, an NYSE listed company that is a diversified global leader in thermal management technology and solutions: Special Assistant to the Chief Executive Officer, from January 2009 to October 2009; Regional Vice President ? Americas, and an officer of Modine Manufacturing Company, from October 2007 to January 2009; Regional Vice President - Asia and an officer of Modine Manufacturing Company, from November 2006 to October 2007; Group Vice President and an officer of Modine Manufacturing Company, from April 2001 to November 2006; Managing Director of the Automotive Business Unit of Modine Europe, from 1998 to March 2001. Prior to 1998, Mr. Rulseh had held various other positions with Modine beginning in 1977.

Mr. Rulseh’s experience as COO of Tulip Corporation and his extensive operational managerial experience at Modine Manufacturing Company provide him with significant insight and experience into the operations, challenges and complex issues facing major manufacturing corporations. Mr. Rulseh brings to the Board extensive senior executive level expertise in international manufacturing and business restructurings.

Mr. Rulseh has been a director of the Company since 2002.

Other public company directorships: Proliance International, Inc. (PLI) (2005 — 2010).

Gregg C. Sengstack

Age: 53

Gregg Sengstack was appointed to the position of President and Chief Operating Officer for Franklin Electric effective December 5, 2011. He previously held the positions of President of Franklin Electric’s International Water Systems and Fueling Group since 2005, and Senior Vice President of Franklin Electric Company since 2004. Prior to this, Mr. Sengstack was Vice President and Chief Financial Officer for Franklin Electric, and has held various roles of increasing responsibility within Franklin Electric Company since 1988. Franklin Electric Company is a global manufacturer and distributor of groundwater and fuel pumping systems, composed primarily of submersible motors, pumps, electronic controls, and related equipment used in the petroleum equipment and water system industries. He has worked internationally in Europe, Asia, Africa, Latin America and the Middle East. Mr. Sengstack has a combination of finance, international and general management experience. Mr. Sengstack also brings to the Board a consensus-driven global leadership style and experience with Sarbanes-Oxley, corporate governance, finance and accounting issues.

Mr. Sengstack has been a director of the Company since September 2011.

Other public company directorships: None held during the past five years.

Board of Directors (continued)

Directors Remaining in Office Until 2014:

Mary L. Petrovich

Age: 48

Mary Petrovich has been serving as a senior advisor to private equity with the Carlyle Group and American Security Partners since June 2011. Prior to this role, Ms. Petrovich served as General Manager of AxleTech International, a supplier of off-highway and specialty vehicle drive train systems and components, after its acquisition by General Dynamics in December 2008. Ms. Petrovich served as Chairman and Chief Executive Officer of AxleTech International from 2001 through the December 2008 sale of the company to General Dynamics. Prior to AxleTech, in 2000, Ms. Petrovich was President of the Driver Controls Division of Dura Automotive, possessing management responsibility for 7,600 employees.

Ms. Petrovich has extensive experience with mergers, acquisitions and the integration of acquired businesses in the automotive, off-highway and transportation industries. This experience, together with her operational experience with Six Sigma lean manufacturing techniques and supply chain management, and her experience in evaluating new business opportunities, provides the Board with valuable knowledge in its oversight of Woodward’s operational efficiency and recent acquisitions.

Ms. Petrovich has been a director of the Company since 2002.

Other public company directorships: GT Advanced Technologies Inc. (since July 2011); Modine Manufacturing Company (since July 2011); WABCO (since November 2011).

Larry E. Rittenberg

Age: 65

Dr. Larry Rittenberg, PhD, CPA and CIA, has been Professor Emeritus at the University of Wisconsin since August 2011. He was the Ernst & Young Professor of Accounting & Information Systems at the University of Wisconsin until his retirement from that position in August 2011. Dr. Rittenberg has been on the faculty at the University since 1976, and served as the chair of the accounting department for 11 years. Dr. Rittenberg continues to teach auditing, enterprise risk management, governance and control, and has served in leadership positions across a number of professional organizations, including the American Institute of CPAs, the Institute of Internal Auditors (IIA), and the American Accounting Association (AAA), where he served as VP of Finance and established the first audit committee within the AAA. Dr. Rittenberg served as Chairman of The Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) from 2004 to 2009. COSO is a voluntary private sector organization dedicated to improving the quality of financial reporting through business ethics, effective internal controls, and corporate governance. He also served as a financial advisor providing counsel on Sarbanes-Oxley compliance to the Audit Committee and Board of Petro China, the largest publicly listed company in China.

Dr. Rittenberg’s in-depth understanding of accounting and finance, Sarbanes-Oxley, and corporate governance is a valuable asset to the Board in its oversight of the integrity of the Company’s financial statements and financial reporting processes.

Dr. Rittenberg has been a director of the Company since 2004.

Other public company directorships: None held during the past five years.

Board of Directors (continued)

Michael T. Yonker

Age: 69

Michael T. Yonker retired as the President and Chief Executive Officer of Portec, Inc., a manufacturer of engineered products for the construction, railroad, and materials handling industries, in June 1998. Prior to Portec, Mr. Yonker served as Corporate Vice President of PT Components, with responsibility for operational management of its industrial gear business, from 1982 to 1988, and worked with FMC Corporation in corporate strategic planning, marketing and operational management of various of its engineered industrial products businesses from 1971 to 1981.

Mr. Yonker has a technical understanding of engineered products and their applications, and has extensive experience with industrial markets and customers. Mr. Yonker brings to the Board extensive management experience at the senior executive and board-level, and expertise in manufacturing, finance, marketing and international business. Mr. Yonker also has significant experience in the oversight of compensation and governance issues for other public companies.

Mr. Yonker has been a director of the Company since 1993.

Other public company directorships: Modine Manufacturing Company (since 1993); EMCOR Group, Inc. (since 2002); Proliance, Inc. (2005-2006).

Governance Documents

Woodward’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Global Select Market (“NASDAQ”), SEC rules and regulations, and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Woodward maintains a corporate governance page on its website at http://www.woodward.com that can be accessed by clicking on “Investors” and then on “Corporate Governance.” Included on this site are the following documents adopted by our Board: a Message from our Chairman and Chief Executive Officer; the Woodward Constitution; our Director Guidelines; Executive/Director Stock Ownership Guidelines; the Woodward Codes of Business Conduct and Ethics for directors, officers, and members, including the Woodward Code of Ethics for Senior Financial Officers and Other Finance Members; our policy relating to “Insider” Trades of Woodward Stock; and our Related Person Transaction Policies and Procedures. Charters for our Audit Committee, Compensation Committee, Executive Committee, and Nominating and Governance Committee can be found by clicking on the “Investors” tab or the “Board of Directors” link on the “Corporate Governance” page, then clicking on the “Board Committees” link.

Independent Directors

The Board has determined that each member of the Board, other than Mr. Gendron, is independent under the criteria established by SEC rules and regulations and NASDAQ listing requirements for independent board members. In addition, the Board has determined that each member of the Audit Committee meets the additional independence criteria required for audit committee membership established by SEC rules and regulations and NASDAQ listing requirements for audit committee membership.

Board Leadership Structure

Mr. Gendron serves as our Chairman of the Board and Chief Executive Officer. Because one individual serves as Chairman and CEO, the Board appoints an independent director to serve as “Lead Director.” Our lead director is Mr. Joyce, who was appointed to that position by the Board in 2007. The independent Lead Director chairs separate meetings of the independent directors following regularly scheduled Board meetings. The duties and responsibilities of the independent Lead Director are set forth under the “BOARD MEETINGS AND COMMITTEES – LEAD DIRECTOR” section below. The Board believes the combined Chairman/CEO position, together with an independent Lead Director has certain advantages over other board leadership structures and best meets the Company’s current needs. Mr. Gendron’s leadership as Chairman and CEO provides our Board with detailed and in-depth knowledge of the Company’s strategy, markets, operations and financial condition, and enhances our ability to communicate a clear and consistent strategy to our stockholders, employees and business partners. The current leadership structure differentiates the oversight role of the Lead Director and other independent Directors from the oversight role of the Chairman/CEO and other management.

The Board understands there is no single “one-size fits all” approach to providing Board leadership in the competitive and changing environment in which we operate. The optimal Board leadership structure may vary as circumstances warrant. At present, the Board believes its current structure effectively maintains independent oversight and management. Consistent with our Director Guidelines, the Board reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of a regular review of the effectiveness of the Company’s governance structure.

Board Meetings and Committees

The Board met six times in fiscal 2011; all incumbent directors attended 100 percent of the aggregate of the total meetings of the Board and all committees of the Board on which they served. Directors are invited, but are not required, to attend annual meetings of stockholders. All directors attended the Company’s last annual meeting of stockholders.

The Board has the following standing committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; and Executive Committee. All actions by committees are reported to the Board at the next regularly scheduled meeting. As part of its ongoing corporate governance review, the Board reassigned its committee memberships on December 2, 2011. The following table reflects the committee memberships as of the date of this proxy statement:

Nominating
Committee Membership	Name	Audit	Compensation	and Governance	Executive

	John D. Cohn		¢	¢ *	¢

	Paul Donovan		¢	¢

	Thomas A. Gendron				¢ *

John A. Halbrook

	Michael H. Joyce	¢			¢

	Mary L. Petrovich		¢ *	¢	¢

	Larry E. Rittenberg	¢ *			¢

	James R. Rulseh		¢	¢

	Ronald M. Sega	¢

	Gregg C. Sengstack	¢

	Michael T. Yonker		¢	¢

* Chairman

Audit Committee

The Audit Committee oversees and monitors the Company’s accounting and financial reporting processes, including the quality of internal controls over those processes and audits of the Company’s financial statements and internal controls over financial reporting, and assists the Board with overseeing the Company’s processes for monitoring compliance with laws and regulations and with the Company’s various programs related to its codes of conduct. The Audit Committee oversees compliance of the Company’s financial statements with applicable rules and regulations and recommends to the Board, based on reviews and discussion with management and the Company’s independent registered public accounting firm, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K. The Audit Committee also retains, oversees, and evaluates the Company’s independent registered public accounting firm. The Audit Committee operates under a charter that more fully describes the responsibilities of the Audit Committee. The Audit Committee also reviews its charter at least annually and recommends to the Board such revisions as it deems necessary or appropriate. The Audit Committee charter is available for review on the Company’s website at http://www.woodward.com/Charter-Audit-Committee.

Consistent with SEC rules and regulations and NASDAQ’s independent director and audit committee listing standards, and in accordance with the Audit Committee charter, all members of the Audit Committee are independent directors. The Board of Directors has determined that Messrs. Donovan, Joyce, Rittenberg, and Sengstack are Audit Committee Financial Experts, as the SEC defines that term, and have experience resulting in “financial sophistication” as defined under NASDAQ listing requirements.

The Audit Committee meets as often as necessary to perform its duties and responsibilities. The Audit Committee held five meetings in fiscal 2011.

Board Meetings and Committees (continued)

Compensation Committee	The Compensation Committee reviews and approves the compensation of all of our executive officers. The Compensation Committee has oversight responsibility for the Company’s annual incentive plans, the Long-Term Management Incentive Compensation Plan, the 2002 Stock Option Plan, and the 2006 Plan. The Compensation Committee determines and takes all action, including granting of all incentives and/or stock options to eligible Company employees, in accordance with the terms of the plans. Consistent with NASDAQ’s independent director listing requirements, and in accordance with the Compensation Committee charter, all members of the Compensation Committee are independent directors. The Compensation Committee reviews performance against targets for both the annual incentive compensation plan and the long-term incentive compensation plan.

The Compensation Committee regularly reviews the Company’s compensation policies and practices. The Company also conducted a review of its compensation plans and related risk to the Company. The Company and the Committee have concluded that any risks arising from its employee compensation policies and practices are not reasonably likely to have a material adverse affect on the Company.

General

The principal responsibilities of the Compensation Committee are to, among other things, discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer and other executive officers, conduct an annual performance review of the Chief Executive Officer with input from the independent members of the Board, produce an annual report relating to the Company’s Compensation Discussion and Analysis (“CD&A”), and recommend to the Board the inclusion of the CD&A in the Company’s Annual Report on Form 10-K and its proxy statement. The Compensation Committee’s written charter, which describes the specific duties of the Compensation Committee, is available on the Company’s corporate website at http://www.woodward.com/Charter-Compensation-Committee.

The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held five meetings in fiscal 2011. These meetings were held to review company and executive performance in fiscal 2011, and to receive and review information regarding compensation trends and competitive compensation information.

In making its decisions and completing its annual review of our Executive Compensation Program, the Compensation Committee routinely examines the following important business factors:

—	financial reports on performance versus budget and compared to prior year performance;

—	calculations and reports on levels of achievement of corporate performance objectives;

—	reports on the Company’s strategic initiatives and budget for future periods;

—	information on the Company’s officers’ and directors’ stock ownership and option holdings;

—	information regarding dilutive effects of the equity compensation plan;

—

data regarding the total compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers (our “NEOs”), including base salary, cash incentives, equity awards, and any perquisites;

—

information regarding compensation programs and compensation levels at our peer comparator group identified by our compensation consultant and described under the caption “COMPENSATION DISCUSSION AND ANALYSIS — COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS”; and

—	the design and administration of the Company’s compensation programs and equity compensation plans, and associated risks, if any.

Board Meetings and Committees (continued)

Delegation of Authority

The Compensation Committee Charter provides authority to the Compensation Committee to delegate its role and responsibilities to subcommittees entirely made up of Compensation Committee members. The Compensation Committee has delegated to the Chairman of the Compensation Committee the authority to approve any and all option exercises when the optionee seeks to pay for the cost of the option and/or the taxes associated with the transaction with stock previously owned and held by the optionee for at least six months. The Chairman of the Compensation Committee has been authorized to further delegate these responsibilities to any other member of the Compensation Committee. The Committee has also delegated, to a subcommittee of not less than two independent directors, the authority to issue interim stock option grants for new hires, subject to the stock option pool for grants as identified and approved by the Committee in advance on an annual basis.

The Compensation Committee’s Interaction with Management

In order to design compensation programs that are aligned with appropriate Company performance goals and strategic direction, the Compensation Committee works closely with management, including the Chief Executive Officer, the Corporate Vice President, Human Resources, the Corporate Vice President, General Counsel & Chief Compliance Officer, and the Corporate Director, Global HR Support Services. Specifically, management facilitates the alignment process by:

—	providing compensation data to our executive compensation consultant for comparative benchmarking;

—	evaluating NEO performance (with the exception of our Chief Executive Officer);

—	making recommendations to the Compensation Committee regarding annual short-term incentive plan design and performance metrics; and

—

making recommendations to the Compensation Committee regarding the compensation of the NEOs (with the exception of the Chief Executive Officer) for base salary, annual short-term incentive compensation targets, long-term cash incentive compensation targets, and long-term equity compensation. The Chief Executive Officer’s compensation, including base salary, is determined by the Compensation Committee, with guidance from our compensation consultant, relative to comparative market data, as well as measuring his performance against a defined process led by the Compensation Committee Chairman involving all independent Board members.

All decisions regarding executive compensation are ultimately made by the Compensation Committee.

The Company’s Corporate Director, Global HR Support Services, works with the Compensation Committee Chair to establish the agenda for Compensation Committee meetings. At the Compensation Committee’s request, the Chief Executive Officer regularly attends the meetings and provides background information regarding the Company’s strategic objectives, evaluation of the performance of the executive officers, and compensation recommendations as to executive officers other than himself. The Compensation Committee may also seek input from the Corporate Vice President, Human Resources, and the Corporate Vice President, General Counsel & Chief Compliance Officer, as necessary and appropriate, to carry out its duties. The Corporate Vice President, Human Resources, provides input on executive compensation structure, performance assessment process and data, potential promotions, talent management and succession planning, and compensation associated with promotions.

Interaction with Compensation Consultants

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant. In fiscal 2011, the Compensation Committee retained the services of Aon Hewitt (“Hewitt”) to assist with its review of the total compensation package of the NEOs.

Board Meetings and Committees (continued)

The Compensation Committee retains Hewitt primarily to provide guidance for the executive compensation decision making process. Annually, Hewitt provides the Compensation Committee with a Management Compensation Analysis comparing the compensation for the NEOs to our compensation philosophy and the compensation philosophies of our peer comparator group for base salary, target bonus, target total cash, long-term cash and equity incentives, and target total compensation. In carrying out its assignment, the consultant may interact with members of management, including but not limited to the Chief Executive Officer, the Corporate Vice President, Human Resources, the Corporate Vice President & General Counsel, the Corporate Controller, and the Corporate Director, Global HR Support Services.

In addition to their services with respect to compensation for the NEOs, Hewitt acts as a global compensation and benefits consultant for the Company and provides total compensation data for all of the Management Incentive Plan (“MIP”) participants other than the NEOs. Management also utilizes Hewitt’s benefits-related survey data with respect to compensation benchmarking for non-NEOs.

It is the Compensation Committee’s and the Company’s belief that the services provided by the consultant are independent and free from any conflict of interest. As a result of the interactions with the Compensation Committee and management, Hewitt has a well developed understanding of our business, and is well positioned to provide objective guidance on compensation and benefit plans that are aligned with and reinforce our strategies and goals.

Compensation Consultant Fees

For fiscal 2011, the Company paid Hewitt approximately $552,283 for advice and services provided to the Compensation Committee and the Company. Of this amount, approximately $179,667 was paid as a result of the work Hewitt performed for the Compensation Committee related to executive compensation advice and services, and $372,616 was paid as a result of the work Hewitt performed for the Company that was not related to executive compensation, including broad compensation benchmarking data applicable to non-executive employees, including international benchmarking data and services; and other health, welfare and retirement plan consulting services.

The decision to use Hewitt for advice and services not related to executive compensation was made by management. While the Compensation Committee does not pre-approve these non-executive compensation services, it does annually review Hewitt’s internal guidelines and practices designed to guard against conflicts and ensure the objectivity of advice, including the following practices:

—	rigid enforcement of confidentiality requirements, a code of conduct, and a strict policy against investing in client organizations;

—	multiservice client relationships are managed by separate professional account executives (where administrative services are provided) or by other practice consultants;

—

clearly defined engagements with compensation committees that are separate from any other services provided (executive compensation consulting will not be embedded in agreements for any other Hewitt consulting/administrative services);

—	formal segregation of executive compensation services (and consultants) into a separate business unit;

—	no incentives to cross-sell other services, and no rewards based on results other than for executive compensation practice;

—

not offering more favorable financial terms for executive compensation consulting service to companies who also retain Hewitt for additional administrative or consulting services (“no better and no worse”); and

—	work only for the board, compensation committee, and/or company—do not represent individual executives in any capacity.

The Compensation Committee believes that advice and services unrelated to executive compensation that Hewitt provided to the Company did not impact advice and services that Hewitt provided to the Compensation Committee on executive compensation matters.

Board Meetings and Committees (continued)

Nominating and Governance Committee	The Nominating and Governance Committee recommends qualified individuals to fill any vacancies on the Board, develops and administers the Director Guidelines and the Company’s corporate governance guidelines, establishes other guidelines, such as stock holding requirements for officers and directors, reviews and reassesses the Company’s program and policies related to its codes of conduct, and addresses other governance related matters. In accordance with SEC rules and regulations, NASDAQ listing requirements, and the Nominating and Governance Committee’s charter, all members of the Nominating and Governance Committee are independent directors. The Nominating and Governance Committee meets as often as necessary to perform its duties and responsibilities. The Nominating and Governance Committee held three meetings in fiscal 2011. The Nominating and Governance Committee charter is available for review on the Company’s website at http://www.woodward.com/Charter-Nominating-and-Governance-Committee.

Executive Committee	The Executive Committee exercises all the powers and authority of the Board in the management of the business when the Board is not in session, and when, in the opinion of the Chairman of the Board, a particular matter should not be postponed until the next scheduled Board meeting. The Executive Committee may declare cash dividends. The Executive Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation, or recommending the sale, lease, or exchange of substantially all of the assets of the Company. The Executive Committee meets as often as necessary to perform its duties and responsibilities. The Executive Committee held no meetings in fiscal 2011. The Executive Committee charter is available for review on the Company’s website at http://www.woodward.com/Charter-Executive-Committee.

Director Nomination Process	The Nominating and Governance Committee considers candidates for Board membership as recommended by directors, management, or stockholders. The Nominating and Governance Committee uses the same criteria to evaluate all candidates for Board membership, whether recommended by directors, management, or stockholders. As it deems necessary, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees, although it did not engage any such third party consultant in fiscal 2011.

Director candidates are expected to be guided by the philosophy and concepts as expressed in the Company’s Constitution and to possess the highest levels of personal and professional ethics, integrity, values, and independence. Prospective directors should be committed to representing the long-term interests of the stockholders. A potential director must exhibit an inquisitive and objective perspective, an ability to think strategically, an ability to identify practical problems, and an ability to assess alternative courses of action that contribute to the long-term success of the business. Director candidates must have industry expertise and/or commit to understanding the Company’s industry as a basis to address strategic and operational issues of importance to the Company.

Every effort is made to complement and supplement skills within the Board and strengthen identified areas of need. The Nominating and Governance Committee considers relevant factors, as it deems appropriate, including the current composition of the Board and the need for expertise on various Board committees. The Nominating and Governance Committee considers the ability of candidates to meet independence and other requirements of the SEC or other regulatory bodies exercising authority over the Company. In assessing candidates, the Nominating and Governance Committee considers criteria such as education, experience, diversity, knowledge, and understanding of matters such as finance, manufacturing, technology, distribution, and other areas that are frequently encountered by a complex business. The Nominating and Governance Committee makes inquiries of prospective Board candidates about their ability to devote sufficient time to carry out their duties and responsibilities effectively, and whether they are committed to serve on the Board for a sufficient time to make significant contributions to the governance of the organization. Under the Director Guidelines, no individual will be nominated by the Board for re-election if such individual will achieve the age of 70 as of the annual stockholder meeting date of such re-election, unless the Board determines in its sole discretion that extraordinary circumstances exist that would support any such nomination.

Board Meetings and Committees (continued)

The Nominating and Governance Committee evaluation normally requires one or more members of the Nominating and Governance Committee, and others as appropriate, to interview prospective nominees in person or by telephone. Upon identification of a qualified candidate, the Nominating and Governance Committee will recommend a candidate for consideration by the full Board.

Stockholders wishing to suggest a candidate for Board membership should write our Corporate Secretary at 1000 E. Drake Road, Fort Collins, Colorado 80525 and include:

—	the stockholder’s name and contact information;

—	a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the Nominating and Governance Committee;

—	the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected;

—	a statement of the candidate’s business and educational experience;

—	information regarding the factors described above sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

—	a statement of the value that the candidate would add to the board;

—	a statement detailing any relationship between the candidate and any of our customers, suppliers, or competitors; and

—	detailed information about any relationship or understanding between the proposing stockholder and the candidate.

In connection with its evaluation, the Nominating and Governance Committee may request additional information from the candidate or the recommending stockholder. The Nominating and Governance Committee has discretion to decide which individuals to recommend for nomination as directors. In order to give the Nominating and Governance Committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our Corporate Secretary not later than the 120th calendar day before the one year anniversary of the date our proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders. No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the election of directors at this annual meeting.

Board Composition and Diversity	The Board does not maintain a formal diversity policy for its members. However, the Board meets periodically with the Nominating and Governance Committee to review Board composition for requisite knowledge, experience and diversity of background which, when taken together, ensures the Board possesses the skills and expertise necessary to effectively oversee the Company’s business. In this regard, the Nominating and Governance Committee is committed to exercising best practices of corporate governance and recognizes the importance of a Board that contains diverse experience at policy-making levels in business, public service, education, and technology, as well as other relevant knowledge that contributes to the Company’s global activities. The Board believes that diversity is an important component of Board membership, and is guided by the Company’s Bylaws, Director Guidelines, and Constitution, which requires the Board to adhere to the philosophy and concepts, including respect for the dignity, worth and equality of all members.

Lead Director	Mr. Joyce serves as “Lead Director.” The Lead Director chairs separate meetings of the independent directors, generally following each regularly scheduled Board meeting. Topics discussed are at the discretion of the independent directors. The Lead Director then meets with the Chief Executive Officer to review items discussed at the meeting. The Lead Director conducts a quarterly review of the Chief Executive Officer and communicates to the Chief Executive Officer his annual performance review as conducted by the Compensation Committee with input from the independent members of the Board of Directors.

Board Meetings and Committees (continued)

The Lead Director also communicates with the Chief Executive Officer on a regular basis to discuss any other Board matters or concerns, and acts as a liaison in that regard between the independent members of the Board and the Chief Executive Officer.

Stockholder Communications With the Board of Directors	Stockholders may send communications to the Board by submitting a letter addressed to: Woodward, Inc., Attn: Corporate Secretary, 1000 E. Drake Road, Fort Collins, Colorado 80525. The Board has instructed the Corporate Secretary to forward such communications to the Lead Director. The Board has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, not to forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board consideration. The Corporate Secretary may also forward the stockholder communication within the Company to the Chief Executive Officer and President or to another executive officer to facilitate an appropriate response.

The Corporate Secretary will maintain a log of all communications from stockholders and the disposition of such communications for review by the directors at least annually.

Risk Oversight	The Board is responsible for overseeing management’s identification and mitigation of Company risks, including but not limited to risks associated with our strategic plan, capital structure, development activities and compliance with government regulations. While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors also have responsibility for some aspects of risk management. The Board and its committees receive regular reports on risk management from Company management and independent auditors.

—

The Audit Committee is responsible for risks relating to the Company’s financial statements, financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and the Company’s compliance with its financial and ethics policies.

—

The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs and equity compensation plans, and performs the annual performance review of the CEO. For 2011, the Compensation Committee reviewed its compensation policies and practices and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

—

The Nominating and Governance Committee oversees risks relating to the Company’s corporate governance processes, compliance with the Sarbanes-Oxley Act, SEC and NASDAQ rules and regulations, and other state and federal laws and regulations relating to corporate governance, and reviews and reassesses the adequacy of the Company’s Codes of Business Conduct and Ethics.

The Board and its committees have direct and independent access to management. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that Woodward faces. The existing Board leadership structure encourages communication between the independent directors and management, including those as a result of discussions between the Lead Director and the Chairman of the Board and Chief Executive Officer. By fostering increased communication, we believe that the current Board leadership structure leads to the identification and implementation of effective risk management strategies.

Related Person Transaction Policies and Procedures	In November 2007, the Board adopted the Company’s Related Person Transaction Policies and Procedures (our “RPT Policy”), which provides that the Audit Committee will review and approve Interested Transactions (as described below). Our RPT Policy delegates the authority to act with respect to Interested Transactions that are valued below a stated threshold to the Chair of the Audit Committee.

Our RPT Policy defines an “Interested Transaction” with reference to transactions described in Item 404 of Regulation S-K promulgated by the SEC, which generally means a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships or any material amendments or

Board Meetings and Committees (continued)

modifications thereto in which the Company (including any of its subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has, or will have a direct or indirect interest.

“Related Person” also is defined in our RPT Policy with respect to the definitions contained in Item 404 of Regulation S-K. Generally, “Related Persons” consist of any director or executive officer of the Company, any nominee for director, any holder of five percent or more of the Company’s common stock, or any immediate family member of any such persons. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any such person, and any person (other than a tenant or employee) sharing the household of such person. It may also include entities with which any of such persons have a relationship.

The approval procedures in our RPT Policy state that the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. In addition, our RPT Policy states that, in connection with the approval or ratification of an Interested Transaction involving an outside director or nominee for director, the Audit Committee should consider whether such transaction would compromise such director’s status as: (1) an independent director under NASDAQ’s independence standards, (2) an “outside director” under Section 162(m) of the Internal Revenue Code, or a “non-employee director” under Rule 16b-3 under the Exchange Act, if such non-employee director serves on the Compensation Committee of the Board, or (3) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board. Our RPT Policy also identifies certain transactions that are deemed to be pre-approved, including transactions involving competitive bids, regulated transactions, and employee transactions.

Our RPT Policy is available for review on the Company’s website at http://www.woodward.com/Related-Person-Transaction-Policy.

In 2002, we purchased a company named Leonhard Reglerbau Dr. Ing. Adolf Leonhard GmbH from Gerhard Lauffer in an arms-length transaction. At the time, Mr. Lauffer was unaffiliated with Woodward. In connection with this acquisition, the parties negotiated lease agreements for property located in Stuttgart, Germany used by the acquired company but owned by an entity owned and controlled by Mr. Lauffer. Upon completion of this acquisition, Mr. Lauffer became an employee of the Company and is currently its President, Electrical Power Systems. The terms of the lease agreements were agreed upon by us at a time when Mr. Lauffer was not a Related Person of the Company and, therefore, the transaction was not considered under our RPT Policy. In November 2007, the rental rates were renegotiated in accordance with the terms of the original lease agreements to reflect current market prices for similar properties in the vicinity. Following this renegotiation, the modified rental rates were approved by the Audit Committee in accordance with our RPT Policy. These modified rental rates resulted in payments to Mr. Lauffer in Euros of an amount equivalent to approximately USD $873,364.20 in fiscal 2011 under the lease agreements. One of the lease agreements automatically extended in 2011 for a period of five years to 2016 and the other expires in 2013. Each lease agreement automatically extends for additional five-year term if not terminated by either party one year before the end of the then-current term. The rental rate under the lease agreements was to be reevaluated every three years but no such revaluation had occurred until November 2007. In 2008, the Company agreed to reevaluate the rates to reflect any additional market changes, and to thereafter reevaluate the rates every three fiscal years. No amendments were made to the rates in March 2008 or in March 2011, and the rental rates (in euros) currently remain unchanged from 2008 levels. All subsequent reevaluations and proposals for revised rental rates will be subject to approval in accordance with our RPT Policy.

Compensation Committee Interlocks and Insider Participation	Ms. Petrovich and Messrs. Rulseh, Cohn, Halbrook and Yonker served as members of the Compensation Committee during fiscal 2011. The Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Board Meetings and Committees (continued)

Director Compensation	We do not pay directors who are also Woodward employees additional compensation for their service as directors. In addition to reasonable expenses for attending meetings of the Board, non-employee directors received the following compensation in fiscal 2011:

Annual Retainer(1)	$55,000
Each Board Meeting Attended	$1,500
Telephonic Board Meetings	$500
Each Committee meeting attended — Chairman	$2,500
Each Committee meeting attended — all others	$1,500
Telephonic Committee meetings — Chairman	$1,000
Telephonic Committee meetings — all others	$500
Lead Director — each independent director meeting	$2,500
Audit Committee Chairman — additional annual retainer(1)	$9,000

(1)	Annual retainers are paid in twelve equal monthly installments

The following table shows the compensation paid to the non-employee members of the Board during the fiscal year ended September 30, 2011:

	Fees
	Paid in Cash	Option Awards	Total
Director	($)	($)(1)	($)
John D. Cohn	$70,500	$97,192	$167,692
Paul Donovan	$84,500	$97,192	$181,692
John A. Halbrook	$70,500	$97,192	$167,692
Michael H. Joyce	$83,000	$97,192	$180,192
Mary L. Petrovich	$70,500	$97,192	$167,692
Larry E. Rittenberg(2)	$73,500	$97,192	$170,692
James R. Rulseh	$78,500	$97,192	$175,692
Dr. Ronald M. Sega	$73,500	$97,192	$170,692
Gregg C. Sengstack(3)	$1,528	$—	$1,528
Michael T. Yonker	$75,500	$97,192	$172,692

(1)	On October 1, 2010, each non-employee director was awarded options to purchase 6,200 shares of Woodward common stock at $32.04 per share, the closing price of Woodward common stock on that date as quoted on NASDAQ, under our 2006 Plan. These options vest at the rate of 25% per year. The amounts reported in the “Option Awards” column above represent the grant date fair value of the option awards in accordance with ASC 718. Assumptions used in calculating these amounts are included in Note 19 of Woodward’s financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on November 16, 2011.

(2)	In lieu of cash payments for his 2011 annual retainer fees totaling $45,822 (paid in monthly installments), Mr. Rittenberg previously elected to receive shares of Woodward common stock from treasury of equivalent value pursuant to a written plan. On August 4, 2011, Mr. Rittenberg’s written plan expired and subsequent monthly retainer fees to Mr. Rittenberg are paid in cash.

(3)	Mr. Sengstack joined the Board on September 21, 2011 and the fees shown reflect a pro rata payment of the annual retainer.

Option awards outstanding as of September 30, 2011 are as follows:

	Options Not		Options
Director	Vested	Options Vested	Outstanding
John D. Cohn	15,225	26,275	41,500
Paul Donovan	15,225	8,075	23,300
John A. Halbrook	15,225	232,275	247,500
Michael H. Joyce	15,225	25,275	40,500
Mary L. Petrovich(1)	15,225	46,275	61,500
Larry E. Rittenberg	15,225	34,275	49,500
James R. Rulseh	15,225	25,275	40,500
Dr. Ronald M. Sega	13,800	3,800	17,600
Michael T. Yonker(2)	15,225	34,275	49,500

(1)	Ms. Petrovich beneficially owns 37,703 of her stock options through the Petrovich Grantor Retained Annuity Trust (the “Petrovich GRAT”), of which Ms. Petrovich is the sole trustee, and 4,297 of her stock options through the Mary L. Petrovich Trust dated 5/14/2001 (the “Petrovich Trust”), of which Ms. Petrovich is the sole trustee. In fiscal 2011, Ms. Petrovich transferred 4,297 vested options from the Petrovich GRAT to the Petrovich Trust.

(2)	All stock options of Mr. Yonker are held beneficially by him through the Michael Timothy Yonker 1995 Declaration of Trust dated March 16, 1995 (the “Yonker Trust”), of which Mr. Yonker is the sole trustee. In fiscal 2011, Mr. Yonker transferred 6,200 then unvested options to the Yonker Trust.

Stock Ownership of Management

Directors and Named Executive Officers	The following table shows how much Woodward common stock was beneficially owned, as of November 10, 2011, by each director, each named executive officer of the Company, and all directors and executive officers as a group:

	Number
Non-Employee Directors	of Shares (1)(2)	Percent (1)
John D. Cohn	50,600	*
Paul Donovan(3)	22,929	*
John A. Halbrook(4)	1,629,248	2.29%
Michael H. Joyce	44,152	*
Mary L. Petrovich(5)	71,530	*
Larry E. Rittenberg	55,902	*
James R. Rulseh	48,712	*
Ronald M. Sega	8,200	*
Gregg Sengstack	2,000	*
Michael T. Yonker(6)	76,316	*
Named Executive Officers
Thomas A. Gendron	1,121,182	1.65%
Robert F. Weber, Jr.	188,004	*
Dennis M. Benning (7)	150,402	*
Martin V. Glass	257,960	*
Gerhard Lauffer	239,750	*
Sagar Patel	700	*
All directors and executive officers as a group (19 persons)	3,967,587	5.98%

*	Less than one percent

(1)	The number of shares outstanding for purposes of calculating the percentages shown includes shares (does not include fractional shares) allocated to participant accounts of named executive officers under the Woodward Retirement Savings Plan (the “Retirement Savings Plan”). The Retirement Savings Plan directs the Trustee to vote the Woodward shares allocated to participants’ accounts as directed by such participants and to vote all allocated shares for which instructions are received.

(2)	In addition, the number of shares outstanding for purposes of calculating the percentages shown includes a number of shares of our common stock that may be acquired by each person referenced through the exercise of options within 60 days of November 10, 2011 in accordance with the rules of the SEC. The below table summarizes all shares that may be acquired through the exercise of options within 60 days of November 10, 2011.

Table to footnote (2) above	Number of shares
Non-Employee Directors	(see footnote (2) above)
John D. Cohn	32,100
Paul Donovan	13,900
John A. Halbrook	238,100
Michael H. Joyce	31,100
Mary L. Petrovich(a)	52,100
Larry E. Rittenberg	40,100
James R. Rulseh	31,100
Ronald M. Sega	8,200
Michael T. Yonker(b)	40,100
Named Executive Officers
Thomas A. Gendron	915,750
Robert F. Weber, Jr.	175,625
Dennis M. Benning	148,500
Martin V. Glass	217,625
Gerhard Lauffer	171,250
Sagar Patel	0

(a)	Includes 37,703 and 4,297 shares of Woodward common stock that may be acquired by Ms. Petrovich through the exercise of stock options held in the Petrovich GRAT and the Petrovich Trust, respectively.

(b)	All stock options are held beneficially by Mr. Yonker through the Yonker Trust.

(3)	Mr. Donovan previously gifted 9,012 shares to his wife, who shares Mr. Donovan’s household. Mr. Donovan disclaims beneficial ownership of the shares held by his wife, who currently owns 9,029 shares of Woodward common stock.

Stock Ownership of Management (continued)

(4)	Includes 352,962 shares of Woodward common stock that are pledged in a standard margin account; 3,250 shares held in a joint account with Mr. Halbrook’s son; 3,759 shares held jointly with Mr. Halbrook’s mother and over which Mr. Halbrook holds power of attorney; 200,855 shares held in the Halbrook Family Foundation; 230,000 shares held in the Benita K. Halbrook Grantor Retained Annuity Trust, of which Mr. Halbrook is the trustee and his wife is the beneficiary; 5,000 shares held in the Benita K. Halbrook Living Trust, of which Mr. Halbrook and his wife are the trustees and his wife is the beneficiary; and 47,227 shares held in an individual retirement account. In addition, Mr. Halbrook beneficially owns 260,000 shares sold in 2011 to The Halbrook Family Irrevocable Trust (the “Halbrook Family Trust Shares”), of which Mr. Halbrook’s children are the beneficiaries and trustees without dispositive power with respect to these shares. The Halbrook Family Trust Shares were sold by Mr. Halbrook in exchange for a promissory note in the principal amount of $8,936,200, accruing interest at the rate of 1.5% per year.

(5)	Includes 17,438 shares of Woodward common stock held in the Petrovich Trust, 1,992 shares of Woodward common stock held in an individual retirement account, and 42,000 shares of Woodward common stock held in the Petrovich GRAT and the Petrovich Trust pursuant to options exercisable within 60 days of November 10, 2011, as described above in footnote 2.

(6)	All shares of Woodward common stock and all options to purchase shares of Woodward common stock, as described above in footnote 2, are held beneficially by Mr. Yonker through the Yonker Trust.

(7)	Mr. Benning retired from the Company on May 31, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) were filed on a timely basis, with the exception of (1) a Form 4 filed by Woodward on behalf of Mr. Weber on January 18, 2011 related to his pre-election to utilize a certain portion of investments in his Woodward Executive Benefit Plan to acquire phantom stock units under that plan; (2) a Form 4 filed by Woodward on behalf Mr. John Halbrook on January 21, 2011 related to his pre-election to receive a distribution from the Woodward Executive Benefit Plan; and (3) a Form 4 filed by Woodward on behalf of Mr. Halbrook on May 13, 2011 related to estate planning transactions executed by Mr. Halbrook.

Persons Owning More Than Five Percent of Woodward Stock

The following table shows how many shares of Woodward common stock were owned by each person known to us to own more than five percent of our common stock as of November 8, 2011:

Ownership of Common Stock
Principal Holders	Number of Shares		Percent
Royce & Associates, LLC
745 5th Avenue
New York, New York 10151	4,696,724	(1)(4)	6.83%
BlackRock, Inc.
40 East 52nd Street
New York, New York 10022	4,277,464	(2)(4)	6.21%
Woodward Retirement Savings Plan
P. O. Box 1519
1000 E. Drake Road
Fort Collins, Colorado 80525	6,834,627	(3)	9.92%

(1)	Royce & Associates, LLC has stated in the most recent Form 13G filing with the SEC that it has sole investment power and sole voting power for the entire holding.

(2)	BlackRock, Inc., has stated in the most recent Form 13G filing with the SEC that it has sole investment power and sole voting power for the entire holding.

(3)	Shares owned by the Woodward, Profit Sharing Trust are held in the Retirement Savings Plan. Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing Trust. JPMorgan Chase Bank, N.A. serves as custodian of the Retirement Savings Plan and holds the actual shares in a custodial account. All shares held in the Profit Sharing Trust are allocated to participant accounts. The Retirement Savings Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Retirement Savings Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.

(4)	Stated number of shares owned based on filings with the SEC as of November 8, 2011 and reflects holdings as of December 31, 2010.

Compensation Discussion and Analysis

2011 Overview

Our Executive Compensation Program has been designed to (1) provide a competitive total compensation program that enables us to attract, retain, and motivate a high-performance executive management team, and (2) link the total compensation program payouts to Company and stockholder interests. We believe that proper administration of this program should result in the development of a management team that improves our fundamental financial performance and provides value to the long-term interests of the Company and its stockholders.

Our Executive Compensation Program is based on the overall financial performance of the Company and is structured as a total compensation package comprised of the following elements:

—	Base salary;

—	Annual short-term incentives; and

—	Long-term incentive compensation, which includes cash and equity components.

In addition, the compensation program for NEOs includes health and welfare benefits, a deferred compensation program, defined contribution plans, change of control arrangements, and other ancillary benefits.

The Compensation Committee, comprised entirely of independent directors, has oversight responsibilities for the compensation program administration, and all compensation decisions with respect to the NEOs are subject to Compensation Committee review and approval. In making these decisions, the Compensation Committee uses a market-based compensation model wherein the responsibility and accountability of the NEOs are compared to similar positions at companies in our peer comparator group. In addition, Hewitt, an executive compensation consulting firm engaged by the Compensation Committee, provides guidance throughout the entire process, including guidance regarding the selection of our peer comparator group and the level of base salary, annual short-term incentive compensation, and long-term incentive compensation. The members of the Compensation Committee during fiscal year 2011 are set forth below under the heading “Compensation Committee Report on Compensation Discussion and Analysis.”

Compensation Philosophy and Strategy

Our compensation philosophy and strategy is to establish total compensation (base salary, annual short-term cash incentives, and long-term incentives) for each NEO that is competitive with total compensation for executives in comparable positions at companies in our peer comparator group.

We place a strong emphasis on variable compensation. Variable compensation plans (annual short-term incentives and long-term incentives) are designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics, with upside opportunity for exceeding the pre-determined goals. We also use long-term incentives, including equity-based compensation, to align NEO and stockholder interests.

With each component of our Executive Compensation Program, we strive to align the interests of the NEOs with the interests of our stockholders in different ways, by focusing on both short-term and long-term performance goals, by promoting ownership of the Company, and by linking reward outcomes to our fundamental financial performance.

Considering Woodward’s total compensation approach, which includes base pay and variable pay (annual incentive compensation and long-term incentive compensation), the actual performance for the year determines the payment outcome for that specific year.

Consideration of Stockholder Say on Pay Vote

In January 2011, Woodward’s stockholders voted on an advisory resolution regarding the compensation of our named executive officers, which was approved by more than 93% of the votes cast on the proposal (the “say on pay proposal”). These results demonstrated strong stockholder support for Woodward’s overall executive compensation approach and the actions set forth in its 2010 proxy statement. In addition, in January 2011, Woodward’s stockholders voted on an advisory resolution regarding the frequency of future say on pay proposals, with the option of an annual say on pay advisory vote receiving the support of more than 56% of the votes cast on the proposal. The Board resolved to submit to stockholders a say on pay proposal annually, and such proposal is submitted to stockholders for the 2011 annual meeting in Proposal 3 of this proxy statement. The Compensation Committee considered and will continue to consider the outcome of these advisory votes when considering future executive compensation arrangements

Competitive Comparisons

Our compensation programs are benchmarked to be competitive with our peer comparator group. Generally, companies in our peer comparator group are selected by the Compensation Committee, in consultation with Hewitt and management. These selections are made from the Hewitt Total Compensation Measurement database companies on the basis of competition for business or talent, global structure, level of operational complexity, similar revenue size, market capitalization, and manufacturing profile.

Compensation Discussion and Analysis (continued)

The Compensation Committee analyzes compensation decisions based on our peer comparator group as a whole and uses 50th percentile compensation data as a benchmark in determining our target compensation levels. In making these decisions and determinations, the Compensation Committee, in consultation with Hewitt and management, matches the NEOs with similarly positioned executives at companies in the peer comparator group. These matches facilitate pay comparisons based on functional matches, job duties, responsibilities, level of impact, and organizational level. The Compensation Committee uses the statistical methodology of regression analysis to bring peer comparator group revenues, and our corresponding target compensation levels, in alignment with our revenue. We use revenue for this analysis because we believe that revenue can be a proxy for the scope and complexity of the NEO position that is being compared.

Compensation Decisions Compared to Market Data

When determining total compensation opportunities for our executives, we give consideration to many influencing factors. These factors include: our compensation philosophy to set guiding principles and broad direction; external market data to provide a frame of reference for how typical companies in our size range set compensation opportunities; the nature and scope of the individual’s role at Woodward compared to the benchmark job; the individual’s performance, knowledge, skills, abilities and potential; and the accumulated impact on our retention efforts over the course of the individual’s career.

We look at 50th percentile statistics when analyzing external market data because we believe it generally represents typical company practice. However, as a matter of strategy we do not target the 50th percentile or any percentile as a specific objective. Rather, our compensation decisions are based on the full consideration of all of the above mentioned elements that provide input into our deliberations. As an outcome of these deliberations, total compensation opportunity for an individual may therefore be at, above, or below 50th percentile market data. The following table describes for applicable NEOs any material variations from the market data that we utilized for each element of compensation and the total compensation of those NEOs:

Named		Annual	Long-Term	Total
Executive	Base	Incentive	Incentive	Compensation
Officer	Salary	Value	Value	Opportunity	Comments
Gendron	-8%	-4%	+35%	+16%	Reflects the Committee's decision for 2011 to de-emphasize fixed and/or discretionary compensation elements and instead emphasize performance-based long-term incentive opportunity in light of Mr. Gendron's effective leadership and the Company's strong financial position despite a challenging environment.

Weber	+1%	+7%	+28%	+14%	Decision to recognize Mr. Weber’s higher level of impact and responsibility, as well as his substantial experience, advanced level of knowledge, skills and abilities relevant to his role, by positioning total compensation opportunity higher than 50th percentile, and to build ownership stake by delivering this higher compensation primarily in long-term incentive compensation for the purpose of retention and the alignment of Mr. Weber’s interests with the long-term interests of Woodward’s stockholders.

Benning	+2%	+0%	+26%	+11%	Differences based on his substantial experience and tenure in role.

Our peer comparator group identified below was used in fiscal 2011 to benchmark target compensation opportunities across each component of compensation, including base salary, annual short-term incentive compensation, and long-term incentive compensation and, when considered in the aggregate, the total compensation for each NEO. No changes were made to our peer group when compared to the previous year.

Comparator Peer Group
Actuant Corporation	ESCO Technologies Inc.	MOOG Inc.
Ameron International Corporation	Flowserve Corporation	Rockwell Automation
Ametek, Inc.	FMC Technologies, Inc.	Rockwell Collins
AMSTED Industries Inc.	Goodrich Corporation	Roper Industries
BAE Systems, Inc.	Graco Inc.	Sauer-Danfoss Inc.
Brady Corporation	Hubbell Inc.	Thomas & Betts Corporation
Crane Co.	IDEX Corp.	Valmont Industries, Inc.
Curtiss-Wright Corp.	Joy Global Inc.	Waters Corporation
Donaldson Company, Inc.	Kaman Corporation

For purposes of developing the performance metrics for determining the payout under the cash component of the Long-Term Incentive Plan (the “LTIP”), the Compensation Committee has approved a relative measure methodology wherein we compare our performance to the companies in the S&P Mid Cap 400, an external index, for performance cycles starting after fiscal 2009. For performance cycles prior to fiscal 2009, we used a relative measure methodology where our performance was compared to companies within the S&P Small Cap 600.

Compensation Discussion and Analysis (continued)

We believe that, for the cash component of the LTIP, the S&P Mid Cap 400 relative measure methodology is more appropriate as a benchmark of our performance against a larger and broader population of companies, which is representative of investment options available to the market. We believe that outperforming the benchmark should result in an increase in stockholder value.

Allocation Between Current and Long-Term Compensation

The following table sets forth our pay mix in fiscal 2011 for the NEOs:

Pay Mix
Base Salary	Annual Short Term Incentive	Long-Term Incentive
27%	20%	53%

We look to market practice in our peer comparator group as a guide for pay mix in order to minimize any recruiting disadvantages that may result from a pay structure that differs materially from outside opportunities. We believe it is important to provide a smaller portion of total compensation in a more stable form, such as base salary, and a more meaningful portion of total compensation tied to incentives which can fluctuate, up or down, based on our fundamental financial performance.

Allocation Between Cash and Non-Cash Compensation

Total compensation for NEOs in fiscal 2011 was allocated 55% to cash (base salary, annual short-term incentive and long-term cash incentive) elements and 45% to non-cash (stock options) elements. This allocation was the outcome of our analysis rather than a starting point, as we do not have a targeted allocation ratio between cash and non-cash elements for total compensation. Our fiscal 2011 allocation was influenced by two important factors:

—	our efforts to minimize the extent to which the interests of existing stockholders are diluted by equity used as compensation; and

—

our desire to align the majority of our variable compensation with our fundamental financial performance (on which management has a great deal of direct influence) rather than to changes in stock price (on which management has relatively less direct influence).

FISCAL 2011 PAY FOR PERFORMANCE

Overview

We value pay for performance, both with regard to our internal targets and as compared to our peers, as discussed in “COMPENSATION DISCUSSION AND ANALYSIS – COMPETITIVE COMPARISONS”. We believe our compensation philosophy and strategy incentivizes our management team (and all our employees) to improve fundamental financial performance and provide long-term value to our stockholders. On November 15, 2011, we reported our financial results for fiscal year 2011, which included the following highlights:

—	Net sales for fiscal 2011 of $1.712 billion, an increase of 17% compared to $1.457 billion in fiscal 2010.

—	Net income for fiscal 2011 of $132.2 million, or $1.89 per share, compared to $110.8 million, or $1.59 per share, in fiscal 2010, an increase of 19.3%.

—

Free cash flow (defined as net cash from operating activities less capital expenditures) of $66.4 million compared to $156.5 million in fiscal 2010, reflecting significantly increased investments in working capital in anticipation of higher levels of business activity.

We believe that our fiscal 2011 results represent strong financial performance in a challenging economic environment. Some proxy advisory firms evaluate pay for performance using statistical methodologies and formulas that are applied to many public companies each year. These methodologies, while providing useful statistical data, are not designed to consider the specific circumstances of any particular company, prevailing economic conditions, or the impact of significant market volatility. Notwithstanding the application of these methodologies to Woodward, we believe that the compensation paid to our NEOs in fiscal 2011 was aligned with our financial performance, in light of our fiscal 2011 financial results and for the additional reasons described below.

Short-Term Investment Return

Many proxy advisory firms evaluate a company’s one-year and three-year investment return as of the close of the fiscal year, which for us is September 30. However, we believe our common stock price on that date does not fully reflect our fiscal 2011 performance because we do not report our full year financial results until mid-November each year. For example, the table below shows the difference in our common stock price at September 30, 2011 and at November 16, 2011, after the completion of our financial audit and the close of our blackout period following the release of our earnings report:

	September 30, 2011	November 16, 2011
Closing Price of Woodward Common Stock on the NASDAQ Global Select Market	$27.40	$39.84

Compensation Discussion and Analysis (continued)

Accordingly, we believe that our fiscal 2011 performance is best reflected in our closing common stock price on November 16, 2011. The closing price of our common stock on November 16, 2011 was 45.4% higher than at September 30, 2011 when our full year results were not yet publicly available. Similarly, we believe the same methodology applied above would more accurately reflect Woodward’s one-year and three-year performance. The table below shows our stockholder return comparative performance calculated under this approach relative to the median and the 75th percentile of our peers (as identified by ISS, a leading proxy advisory firm) during the same time period:

	1-Yr (11/18/10 -	3-Yr (11/21/08 -
	11/16/11)	11/16/11)
75th %ile	20.3%	40.1%
Median	5.2%	26.7%
Woodward	28.7%	32.1%

Long-Term Investment Return

We take pride in the impact of our common stock price performance on stockholder investment returns, and, as an important part of our compensation program, we seek to reward our executives for financial performance that, over time, should contribute to long-term common stock price appreciation. We emphasize ten-year common stock options within our long-term incentive plan for this reason. The following table shows how an investment in Woodward has performed in successive ten-year periods beginning with our fiscal 1996, and, for comparison purposes, the investment return of the S&P Smallcap and S&P Midcap indices during these same periods:

Fiscal Years	Woodward	S&P Smallcap Index	S&P Midcap Index
1997 – 2006	437%	193%	250%
1998 – 2007	558%	146%	199%
1999 – 2008	1003%	160%	166%
2000 – 2009	583%	98%	105%
2001 – 2010	399%	82%	69%
2002 – 2011	284%	104%	106%

This table illustrates that an investment in our common stock has provided superior investment returns compared to broader investment alternatives. These returns can be observed by stepping outside narrower time periods of common stock performance considered by many proxy advisory firms and looking at the longer investment horizons that we reinforce through our use of ten-year common stock options.

Variable Incentive Compensation Design

Our variable incentive compensation design further reinforces our strong commitment to paying for financial performance. As an example of the impact of our financial performance on our variable pay decisions, the following table shows the relationship, as a percentage of target, between our net income and our Management Incentive Plan (“MIP”) payout, which rewards on the basis of our one-year performance:

	Net Income	One-year Increase	NEOs MIP Payout
Fiscal Year	(in Millions)	(Decrease) in Net Income	(% of Target)
2011	$132.20	19.3%	79.64	%(1)
2010	$110.70	17.4%	26.67	%(2)
2009	$94.40	(22.6%)	0%
2008	$121.90	24.1%	138.1%
2007	$98.20	40.5%	138.69%

(1)	Weighted average 2011 NEO MIP payout as a percentage of target; each NEO received less than target.

(2)	Mr. Gendron declined any bonus payout under the MIP for fiscal year 2010 and is excluded for purposes of this calculation.

Our commitment to aligning pay outcomes with our financial performance expectations is demonstrated by the past several years of MIP payouts. Despite solid, profitable years in the midst of economic recession in fiscal 2009 and 2010, we paid zero or limited amounts under the MIP because our performance did not meet our expectations. While fiscal 2011 was a record year for us in terms of sales and earnings, our MIP paid at less than target because of how we evaluated our performance in other important areas, such as free cash flow generation.

ELEMENTS OF COMPENSATION

Base Salary

Base salary is a standard compensation component we must pay to remain competitive in our industry. The Compensation Committee generally sets base salary and annual adjustments at levels considered appropriate for comparable NEO positions at companies in our peer comparator group. Base salaries are reviewed by the Compensation Committee on an annual basis in the fourth quarter of the fiscal year preceding the effectiveness of the change. Specifically, base salaries are reviewed and approved in September for an October effective date.

Compensation Discussion and Analysis (continued)

Using the statistical methodology of regression analysis described under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS,” we compare base salaries for the NEOs using the 50th percentile of our peer comparator group base salaries.

Quantitative data in our peer comparator group is used to determine the 50th percentile, but we may also use qualitative performance data and factors to adjust an NEO’s base salary as a result of an individual NEO’s performance, experience, responsibilities, management, leadership skills, and rate of increase from existing base. These qualitative factors are used to determine the appropriate placement in the salary range and the relationship between an NEO’s base pay and the 50th percentile. For additional information, see the market data comparisons under the caption “COMPENSATION DECISIONS COMPARED TO MARKET DATA.”

Base salary is found in the Summary Compensation Table in the Salary column.

Annual Short-Term Incentive Compensation

Annual short-term incentive compensation is a key component of the total compensation package. The 2006 Plan, which was approved by stockholders in 2006, permits the grant of Covered-Employee Annual Incentive Awards and Cash-Based Awards. These awards are provided pursuant to the Management Incentive Plan (the “MIP”), which has been adopted under the authority provided in the 2006 Plan. The MIP measures our internal annual financial and operational performance against pre-determined metrics. The MIP is designed to be competitive with compensation offerings in our peer comparator group and to align compensation with financial performance drivers that are intended to benefit stockholders.

Using the statistical methodology of regression analysis described under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS,” we target annual short-term incentive compensation for the NEOs at the 50th percentile of our peer comparator group annual short-term incentive compensation.

Quantitative data in our peer comparator group is used to determine the 50th percentile, but we may also use qualitative performance data and factors to adjust an NEO’s annual short-term incentive compensation as a result of an individual NEO’s performance, experience, responsibilities, management, leadership skills, and rate of increase from existing base. These qualitative factors are used to determine the appropriate placement in the annual short-term incentive compensation range and the relationship between an NEO’s annual short-term incentive compensation and the 50th percentile. For additional information, see the market data comparisons under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPENSATION DECISIONS COMPARED TO MARKET DATA.”

Short-term incentive compensation under the MIP is approved for each fiscal year during the Compensation Committee’s September meeting preceding such year, with the pre-determined metrics approved at the following meeting in November, and is outlined in the table below. For fiscal 2011, the performance metrics were designed using financial metrics as well as other performance metrics by business group.

Performance Measurement	CEO, CFO	Business Group President

Woodward Earnings Per Share	70%	50%

Woodward Free Cash Flow(1)	30%

Business Group Free Cash Flow(1)		16.67%

Business Group On Time Delivery to Customer Request		16.67%

Business Group Product Life Cycle On Time to Customer Deliverables		16.66%

(1)	Free Cash Flow is defined as net cash from operating activities less capital expenditures.

The Woodward EPS and Free Cash Flow (as a percentage of average invested assets) metrics are detailed in the following table. These metrics are established to focus on key business success factors to drive performance and challenge our management to achieve higher operational performance.

Metric	Threshold	Target	Maximum	Actual for FY11

Earnings Per Share	$1.59	$1.82	$2.35	$1.89

Free Cash Flow	8.7%	9.7%	11.6%	4.3%

The Company’s EPS performance under the metric resulted in a payout at 112.3% of the corresponding target, and the Free Cash Flow performance under the metric was below threshold and therefore had no payout.

Compensation Discussion and Analysis (continued)

The target and actual payouts for each NEO under the MIP are detailed in the following table:

NEO	Target as a % of Base Salary	2011 Actual Payout

Gendron	100%	$550,270

Weber	70%	$206,034

Benning	60%	$96,142

Glass	60%	$200,654

Lauffer	60%	$148,273

Patel	60%	$46,687

Additional short term incentive payments were made to Messrs. Patel, Glass and Benning as follows: Mr. Benning received a bonus of $250,000 for the successful integration of the Airframe System businesses; Mr. Patel received a sign-on bonus of $375,000 upon acceptance and commencement of his role as President, Aircraft Turbine Systems; and Mr. Glass received a bonus of $250,000 for relocation expense associated with accepting his new assignment as President, Airframe Systems.

For the 2012 fiscal year, awards have been approved under the MIP, subject to stockholder approval. See “PROPOSAL 4—REAPPROVAL OF MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED AWARDS FOR SECTION 162(m) PURPOSES UNDER THE WOODWARD 2006 OMNIBUS INCENTIVE PLAN” beginning on page 51 of this proxy statement.

Long-Term Management Incentive Compensation

The LTIP is a key component of the total compensation package. The 2006 Plan, which was approved by stockholders in January 2006, permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. These awards are provided pursuant to the LTIP, which has been adopted under the authority provided in the 2006 Plan. To date, NEOs have been granted only nonqualified stock option equity awards and multi-year cash based performance awards.

The Company currently utilizes two primary components under the LTIP: (1) stock options and (2) cash. These components are paid to offer competitive incentives to our executives and to align their interests with increasing stockholder value. The aggregate values of these components are aligned with the total value of the options (as determined using the Black-Scholes-Merton methodology) plus the target cash payout to provide the total long-term incentive compensation. The Compensation Committee’s determination of total long-term compensation under the LTIP uses the statistical method of regression analysis described under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS,” and uses the 50th percentile of our peer comparator group to set long-term incentive compensation opportunities for each NEO. Total long-term compensation may be adjusted by the Compensation Committee as a result of an individual NEO’s performance, experience, responsibilities, management, and leadership skills. For additional information, see the market data comparisons under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPENSATION DECISIONS COMPARED TO MARKET DATA.”

With respect to stock option awards, the option price of the shares is determined at the date of the grant, which has been set forth as of the first business day of October of each grant year, and will not be less than the closing price as quoted on The NASDAQ Global Select Market on that day.

Following our established process, the Compensation Committee approves awards intended to deliver a specified value based on planning actions and the Black-Scholes value, established on the Friday two weeks prior to the Compensation Committee meeting at which the stock option grants are approved. However, due to the time lapse between planning and grant date, and the related changes that can occur in Woodward stock price, the actual delivered value of the awards may be higher or lower than the initially intended value.

With respect to the cash opportunity of the LTIP, the Compensation Committee generally establishes three-year performance periods. The 2011-2013 performance period cycle was established in September 2010. The Committee establishes the three-year performance cycle long-term cash based awards in the fourth quarter of the fiscal year preceding the first year of the performance cycle. The performance metrics for the multi-year plans were determined by the Compensation Committee to be:

—	Return on Capital (50% weight)

—	Growth in Earnings per Share (50% weight)

The performance metrics were selected and weighted equally based on important business measures for emphasis for the performance period and are typical of the peer comparator group.

For the purposes of measuring performance, “return on capital” is defined as net income, adjusted for accounting changes and after-tax interest expense, divided by the sum of total debt, stockholder’s equity, and any non-controlling interest. EPS for this purpose is measured

Compensation Discussion and Analysis (continued)

as net income, adjusted for accounting changes, divided by fully diluted common shares outstanding. EPS during the performance cycle is compared to a baseline EPS to calculate the growth in diluted EPS during such cycle. There are currently three relevant cycles: 2009-2011 (basis is EPS for year ended 2008 of $1.75), 2010-2012 (basis is EPS for year ended 2009 of $1.37), and 2011-2013 (basis is EPS for year ended 2010 of $1.59).

Company performance is measured relative to the performance of the companies in the S&P Small Cap 600 index for the 2009-2011 cycle, of which we were a member at the time the performance cycle started. As discussed previously, the Committee approved a change in our comparison group for future performance cycles starting with the 2010-2012 cycle, to the S&P Mid Cap 400, in conjunction with our placement in that index.

Payout in relation to our ranking within the S&P Small Cap 600 for the 2009 – 2011 performance is as follows:

Performance	Payout
At 50th percentile	50% of target
At 60th percentile	100% of target
At 75th percentile	200% of target

The above payout formula applies to each measure weighted equally. If performance is below the 50th percentile, no award will be earned or paid as it relates to that measure. Award amounts are interpolated for performance results between the above percentiles. The maximum award that can be earned for performance at or above the 75th percentile is 200% of target as it relates to that measure.

The reward targets established for each NEO were articulated as a percentage of base salary. These targets reflect the Compensation Committee’s desire to establish a meaningful incentive linked to longer term financial performance that fits within our overall compensation philosophy and strategy. Targets and 2009-2011 actual payout for the cash component of LTIP are detailed in the following table:

	Cash Target LTIP
NEO	Award as a % of Base	2009-2011 Actual Payout
Gendron	50%	$571,899
Weber	40%	$235,296
Benning	35%	$167,792
Glass	35%	$186,153
Lauffer	35%	$191,250

Payouts for the 2009-2011 cycle were based on the following performance levels:

Metric	Performance	Payout
Return on Capital	76th Percentile	200.0%
Growth in Earnings per Share	64th Percentile	126.7%

These performance levels resulted in awards that aggregate to 163.4% of target for each NEO for the 2009-2011 cycle. The amounts paid under the cash portion of the LTIP ending in fiscal 2011 can be found above and in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

Other Compensation Programs

The NEOs participate in the same health, welfare, and retirement benefits as does all of our employee membership. This includes a group health insurance program; life insurance, inclusive of employee life, additional buy-up employee life, optional spouse life, and optional child life; Accidental Death & Dismemberment insurance; Long-Term Disability; Woodward Retirement Savings Plan, inclusive of employee contributions and Company contributions (100% match on the first 3% of employee contributions, 50% on the next 3% of employee contributions, maxing at 4.5%); Woodward Stock Plan (Company contribution of 5% of base wages); Retirement Income Plan (Company contribution of 1.5% of eligible wages, and 0.1% for each year of additional service). The Retirement Income Plan was closed to new participants as of September 30, 2003, with prior participants grandfathered.

All plans are subject to applicable limitations set by the Internal Revenue Service (“IRS”). Supplemental matches and contributions to the Executive Benefit Plan (“EBP”) described below are made for the Retirement Savings Plan, the Woodward Stock Plan, and the grandfathered Retirement Income Plan.

Our NEOs are also eligible to participate in a deferred compensation plan, the EBP. This plan is also available to other key members of management. Participants are able to defer up to 50% of base salary, and up to 100% of any incentive payments.

Mr. Benning retired on May 31, 2011. Mr. Benning has the right to receive relocation benefits to the extent he and his wife may relocate anywhere within the U.S. within one year following his retirement.

Compensation Discussion and Analysis (continued)

The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the All Other Compensation column of the Summary Compensation Table.

Post-Employment Compensation and Employment Contracts

Messrs. Gendron, Weber, Patel, and Glass are not employed under general employment contracts and are employees at will. Mr. Lauffer is employed under an employment contract, as required by German labor laws. It is a five-year contract expiring originally in 2007, which automatically extends without further action by either party for successive additional five-year periods. Liability is limited in accordance with the five-year contract laws.

Change in control agreements exist for each of the Company’s NEOs. We believe these are necessary to ensure actions and behaviors that are aligned with, and in the best interests of, our stockholders in the event of a change of control transaction, to retain these executives through a change of control transaction and to enable them to remain focused on running the business to ensure a smooth transition.

Severance benefits are intended to ease the consequences of an unexpected termination of employment. These benefits are also designed to prevent our senior executives from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period. The change of control benefits are designed to preserve productivity, avoid disruption, and prevent attrition during a period when we are involved in a change of control transaction. The change of control severance program also motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment. While cognizant of their terms, the Committee does not view the change of control and severance arrangements as an element of current compensation, and such arrangements do not necessarily affect the Committee’s annual compensation decisions.

For a further description of the change in control agreements, see the information under the caption “EXECUTIVE COMPENSATION — POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL — CHANGE OF CONTROL AND RESTRICTIVE COVENANT AGREEMENTS POST-EMPLOYMENT PROVISIONS.”

Discretion

Our compensation plans for NEOs allow for the application of discretion by the Compensation Committee in determining performance metrics and awards thereunder in the event of extraordinary circumstances. For fiscal 2011, no such discretion or adjustments were applied.

Impact of Accounting and Tax Issues on Executive Compensation

In setting individual executive’s compensation levels, we do not explicitly consider accounting and tax issues. We do, however, analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs.

As one of the factors in our evaluation of compensation matters, we also consider the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers other than the CFO. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2006 Omnibus Plan was previously approved by stockholder vote. As described below, Proposal 4 requests that stockholders reapprove material terms for qualified performance-based awards under the 2006 Plan for purposes of Code Section 162(m). Subject to stockholder approval of Proposal 4, future equity and cash-based performance awards under the 2006 Plan may qualify for performance-based deductions and may not be subject to the deductibility limit imposed by Section 162(m) of the Code. However, to maintain flexibility in compensating our key executives, it is not a stated policy that all compensation must be deductible. The Company and the Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation goals

Stock Ownership Guidelines

The Board has established stock ownership guidelines for executives and non-employee directors to align their interests and objectives with those of our stockholders. Non-employee directors are committed to minimum ownership of our common stock of a value equal to 5 times the annual base retainer paid at the date of election to the Board. The Chief Executive Officer is committed to ownership equal to 4 times annual base salary, and the other NEOs are committed to ownership of 2.5 times annual base salary. Accumulation of such number of stock is expected within 60 months of the date of such person’s appointment or election; provided, however, that the Compensation Committee may in its discretion relieve any person of such obligations on a case-by-case basis, taking into consideration special circumstances such as retirement or health of the individual.

Pledges

Under our written policies, no directors or employees of the Company are permitted to purchase our stock on margin or to short sell, buy or sell puts or calls. In addition, no directors or employees of the Company are permitted to pledge our stock, except in limited circumstances and with prior approval from the Chief Financial Officer or the General Counsel.

Compensation Committee Report on Compensation Discussion and Analysis

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, or the Exchange Act, that might incorporate this Proxy Statement, in whole or in part, the following Woodward, Inc. Compensation Committee Report on Compensation Discussion and Analysis shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.

The Compensation Committee is charged with certain responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee evaluates and approves all compensation of executive officers, including base salaries, annual and LTIP, and perquisite programs of the Company. Compensation Committee determinations are presented to the Board.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Compensation Committee Report portions of the proxy statement, as described in the Compensation Committee’s charter.

The Compensation Discussion and Analysis has been prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Compensation Committee.

The Compensation Committee met with management of the Company and the Compensation Committee’s outside consultant to review and discuss the Compensation Discussion and Analysis.

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement and the 2011 Annual Report on Form 10-K with the management of the Company. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2011 Annual Report on Form 10-K, and the Board approved that recommendation.

Compensation Committee:	James R. Rulseh, Chairman
John D. Cohn
John A. Halbrook
Michael T. Yonker
Mary L. Petrovich

Executive Compensation

Summary Compensation Table

The following tables set forth compensation information for the NEOs for services rendered in all capacities to the Company and its subsidiaries in fiscal 2011.

Name and Principal Position	Fiscal Year	Salary(1)($)	Bonus (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (1)(4)($)		All Other Compensation (7)($)	Total ($ )
Thomas A. Gendron	2011	700,000		2,311,050	550,270	(MIP)	47,544	4,180,763
					571,899	(LTIP)
Chief Executive Officer and President	2010	700,000		1,376,250	0	(MIP)	88,941	2,804,466
					639,275	(LTIP)
	2009	698,707		486,700	0	(MIP)	81,539	1,841,946
					575,000	(LTIP)
Robert F. Weber, Jr.	2011	374,423		521,850	206,034	(MIP)	21,712	1,359,315
					235,296	(LTIP)
Vice Chairman, Chief Financial Officer and Treasurer	2010	360,000		330,300	57,607	(MIP)	113,890	1,119,553
					257,756	(LTIP)
	2009	358,754		113,825	0	(MIP)	110,878	833,091
					249,634	(LTIP)
Gerhard Lauffer(5)	2011	344,165		372,750	148,273	(MIP)	20,681	1,077,119
					191,250	(LTIP)
President, Electrical Power Systems	2010	325,839		308,280	47,795	(MIP)	10,085	902,302
					210,303	(LTIP)
	2009	324,232		109,900	0	(MIP)	10,782	590,143
					145,229	(LTIP)
Dennis Benning(6)	2011	236,295	250,000	372,750	96,142	(MIP)	225,922	1,348,901
					167,792	(LTIP)
Former President, Airframe Systems	2010	330,070		308,280	48,416	(MIP)	234,822	1,125,369
					203,781	(LTIP)
	2009	328,759		109,900	0	(MIP)	156,284	724,943
					130,000	(LTIP)
Martin Glass	2011	347,135	250,000	410,025	200,654	(MIP)	136,250	1,530,217
					186,153	(LTIP)
President, Airframe Systems	2010	325,500		308,280	47,746	(MIP)	46,806	934,867
					206,535	(LTIP)
	2009	324,519		109,900	0	(MIP)	44,307	603,734
					125,008	(LTIP)
Sagar Patel	2011	80,769	375,000	386,000	46,687	(MIP)	817	889,273
President, Aircraft Turbine Systems					0	(LTIP)

Note:	The Stock Awards column and the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column have been omitted from this table because they are not applicable.

(1)	All cash compensation received by each NEO for fiscal 2011 is found in either the Salary or Non-Equity Incentive Plan Compensation columns of this Table. Fiscal 2011 salaries became effective in October 2010.

(2)	Mr. Benning received a bonus of $250,000 for the successful integration of the Airframe System businesses; Mr. Patel received a sign-on bonus of $375,000 upon acceptance and commencement of his role as President, Aircraft Turbine Systems; and Mr. Glass received a payment of $250,000 for relocation expense associated with accepting his new assignment as President, Airframe Systems.

(3)	The amounts reported in the “Option Awards” column above represent the grant date fair value of the option awards granted in accordance with ASC 718. Assumptions used in calculating these amounts are included in Note 19 of Woodward’s financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on November 16, 2011.

(4)	The first line item in this column represents payouts for fiscal 2011 performance under the MIP. The second line item in this column represents payouts under the cash component of the LTIP. See “COMPENSATION DISCUSSION AND ANALYSIS” and “— NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE” for a discussion of how amounts were determined.

(5)	Certain amounts paid to Mr. Lauffer as reflected in this and the following tables were paid in Euros and such amounts have been converted to dollars based on the average exchange rate during the 2011 fiscal year of $1 to 0.71768 Euros.

(6)	Mr. Benning retired from the Company on May 31, 2011.

(7)	The amounts reported include the following:

—

Matching contributions to the Retirement Savings Plan that all participating employees receive. The Retirement Savings Plan consists of a 401(k) component, a Woodward common stock component and a Retirement Incentive Plan. The Retirement Incentive Plan was closed to new entrants hired after 2003.

—

Credit to the EBP for contributions to which the executive would have been entitled if the benefit had been calculated without regard to the limit under the Internal Revenue Code on total contributions, benefit eligible compensation, and/or salary deferrals.

Executive Compensation (continued)

—	The amounts of All Other Compensation reflected in this column for each NEO are quantified as required below:

Table to footnote (7) above Description	Thomas A. Gendron	Robert F. Weber, Jr.	Gerhard Lauffer	Dennis Benning	Martin Glass	Sagar Patel
Retirement Savings Plan match	$11,025	$12,332	$0	$6,723	$11,346	$606
Executive Benefit Plan credit	$34,125	$5,923	$0	$7,039	$7,462	$0
German Retirement Provision	$0	$0	$9,262	$0	$0	$0
Travel and living expenses for Mr. Benning and his spouse	$0	$0		$107,141	$0	$0
Tax protection related to travel and living expenses for Mr. Benning and his spouse(a)	$0	$0		$73,611	$0	$0
Tax protection related to relocation(b)	$0	$0		$0	$114,697	$0
Payment of Unused Vacation	$0	$0	$0	$11,505	$0	$0
Company Car	$0	$0	$11,419	$10,023	$0	$0
Life Insurance >50k	$2,394	$3,457	$0	$9,880	$2,745	$211

(a)	Travel and living accommodation expenses for Mr. Benning and his spouse associated with his appointment as President, Airframe Systems. Consistent with the tax protection provision of our relocation policy, which is afforded to all members, including executive officers, non-executive managers and other employees, who are eligible for benefits under the Woodward Domestic Relocation Policy, Mr. Benning was afforded tax protection relative to his travel and living accommodation expenses by a gross-up to neutralize the tax impact of that benefit.

(b)	An independent third party performed a relocation assessment between the Rockford, Illinois, and Chicago, Illinois, housing markets. The assessment determined the amount required to mitigate the housing differential for Mr. Glass was $250,000. Therefore, the Company requested and received approval from the Compensation Committee to provide Mr. Glass the housing differential of $250,000, plus tax protection. As a result, Mr. Glass was afforded this tax protection by a gross-up to neutralize the tax impact of that benefit.

Grants of Plan-Based Awards for Fiscal 2011

The following table provides additional information with respect to stock-based awards granted in fiscal 2011, the value of which was provided in the Option Awards column of the Summary Compensation Table, and the potential range of payouts associated with the MIP for fiscal 2011:

		Estimated Possible Payouts Under Non- Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($) (2)
Thomas A Gendron		LTIP $175,000	$350,000	$ 700,000	0
		MIP(1) $280,000	$700,000	$1,400,000	0
	10/1/2010					155,000	$32.04	$2,311,050
Robert F Weber, Jr.		LTIP $75,000	$ 150,000	$ 300,000	0
		MIP(1) $105,000	$262,500	$ 525,000	0
	10/1/2010					35,000	$32.04	$ 521,850
Martin Glass		LTIP $59,500	$ 119,000	$ 238,000	0
		MIP(1) $102,000	$204,000	$ 408,000	0
	10/1/2010					27,500	$32.04	$ 410,025
Dennis Benning		LTIP $59,150	$ 118,300	$ 236,600	0
		MIP(1) $101,400	$202,800	$ 405,600	0
	10/1/2010					25,000	$32.04	$ 372,750
Gerhard Lauffer		LTIP $60,229	$ 120,458	$ 240,916	0
		MIP(1) $82,599	$206,499	$ 412,997	0
	10/1/2010					25,000	$32.04	$ 372,750
Sagar Patel		LTIP $0	$ 0	$ 0	0
		MIP(1) $24,231	$ 48,462	$ 96,924	0
	6/27/2011					25,000	$33.12	$ 386,000

Notes: “LTIP” references the cash component of our Long-Term Incentive Compensation Plan.

(1)	The MIP payment amounts are earned based on the achievement of the established financial performance objectives of the Plan on a sliding scale of 40% to 200% of the target amount established. These amounts are based on the individual’s position and a percentage of the individual’s base salary for the fiscal year preceding the year for which the MIP bonus is payable. See “COMPENSATION DISCUSSION AND ANALYSIS” and “— NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE” for information regarding the description of performance-based conditions

(2)	The amounts reported in this column represent the grant date fair value of the option awards in accordance with ASC 718. Assumptions used in calculating these amounts are included in Note 19 of Woodward’s financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on November 16, 2011. For such purposes, the options are valued at $14.91 per share. For Mr. Patel the Black-Scholes value is $15.44, as the grant date was his hire date of June 27, 2011.

Executive Compensation (continued)

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Stock option awards under the 2006 Plan consist of non-qualified options issued for a 10-year term. Options granted to officers and directors vest over four years at the rate of 25% per year, and options granted to directors prior to fiscal 2008 vested in one year. The exercise or base price represents the Woodward closing price as reported on NASDAQ on the date of the award. If employment is terminated, the options granted will be cancelled unless exercised within three months following the date of termination or the term of the option whichever is earlier. If the termination is due to retirement, all outstanding options vest and must be exercised within three years from the date of retirement or the term of the option, whichever is earlier. For the foregoing purposes, our directors are eligible for retirement upon attaining age 55, and the NEOs are eligible for retirement upon attaining age 55 with at least ten years of service with us or age 65 with no minimum years of service. Dividends are not paid on unexercised stock option awards.

The MIP and the cash portion of the LTIP are presented in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table because each is a cash-based performance award. The actual amounts of the awards under the MIP and the cash portion of the LTIP listed in the Non-Equity Incentive Plan Compensation column were paid in November 2011. The awards under both plans as set forth in the Grants of Plan-Based Awards Table are based on Threshold/Target/Maximum percentages applied to base wages as of the beginning of the fiscal year. If employment is terminated, the employee must have had full-time employee status at the end of the fiscal year, in the case of the MIP, or at the end of the last fiscal year of the multi-year period, in the case of the LTIP, to receive a payout under both plans. If the termination is due to retirement, the payout under both plans will be prorated. In either event, the payout under both plans will be based on actual goal performance. Please see “COMPENSATION DISCUSSION AND ANALYSIS” for additional information relating to these provisions, including performance criteria relating to these plans.

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year End (September 30, 2011)

The following table provides information regarding the outstanding equity awards held by each of the NEOs as of September 30, 2011:

	Option Awards
Name	Number of Securities Underlying Unexercised Options — Exercisable	Number of Securities Underlying Unexercised Options — Unexercisable	Option Exercise Price ($)	Option Expiration Date
Thomas A. Gendron	120,000	—	7.95	10/7/2012
	144,000	—	7.74	11/21/2013
	120,000	—	11.91	11/24/2014
	120,000	—	13.50	11/23/2015
	174,000	—	18.49	11/15/2016
	67,500	22,500	32.73	11/16/2017
	31,000	31,000	18.67	11/24/2018
	31,250	93,750	23.18	10/1/2019
	—	155,000	32.04	10/1/2020
Robert F. Weber, Jr.	85,000	—	14.14	8/23/2015
	30,000	—	18.49	11/15/2016
	19,500	6,500	32.73	11/16/2017
	7,250	7,250	18.67	11/24/2018
	7,500	22,500	23.18	10/1/2019
	—	35,000	32.04	10/1/2020
Gerhard Lauffer	42,000	—	11.91	11/24/2014
	43,500	—	13.50	11/23/2015
	29,000	—	18.49	11/15/2016
	19,500	6,500	32.73	11/16/2017
	7,000	7,000	18.67	11/24/2018
	7,000	21,000	23.18	10/1/2019
	—	25,000	32.04	10/1/2020
Dennis Benning	12,000	—	11.91	5/31/2014
	21,750	—	13.50	5/31/2014
	21,750	—	18.49	5/31/2014
	26,000	—	32.73	5/31/2014
	14,000	—	18.67	5/31/2014
	28,000	—	23.18	5/31/2014
	25,000	—	32.04	5/31/2014
Martin Glass	12,750	—	7.95	10/7/2012
	27,000	—	7.74	11/21/2013
	48,000	—	11.91	11/24/2014
	43,500	—	13.50	11/23/2015
	29,000	—	18.49	11/15/2016
	19,500	6,500	32.73	11/16/2017
	7,000	7,000	18.67	11/24/2018
	7,000	21,000	23.18	10/1/2019
	—	27,500	32.04	10/1/2020
Sagar Patel	—	25,000	33.12	6/27/2021

Executive Compensation (continued)

Option Exercises and Stock Vested Table

The following table provides the amounts received upon the exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Thomas A. Gendron	163,500	3,774,974
Robert F. Weber, Jr.	0	0
Gerhard Lauffer	0	0
Dennis Benning	0	0
Martin Glass	24,000	541,469
Sagar Patel	0	0

Nonqualified Deferred Compensation Table

The following table discloses contributions, earnings and balances under the EBP, the Company’s nonqualified deferred compensation plan, for each NEO:

Name	Aggregate Balance at September 30, 2010	Executive Contributions in Fiscal 2011	Company Contributions in Fiscal 2011 (1)	Aggregate Earnings in Fiscal 2011		Aggregate Withdrawals/ Distributions in Fiscal 2011	Aggregate Balance at September 30, 2011
Thomas A Gendron	$2,570,290	$0	$34,125	-$	387,162	$0	$2,217,253
Robert F Weber, Jr.	$764,904	$52,207	$5,923	-$	60,318	$0	$762,716
Martin Glass	$531,722	$46,784	$7,462	-$	20,192	$0	$565,776
Dennis Benning	$583,930	$0	$7,038		$19,030	$0	$609,998
Gerhard Lauffer	$0	$0	$0		$0	$0	$0
Sagar Patel	$0	$0	$0		$0	$0	$0

(1)	These amounts are included in amounts reported in the All Other Compensation column of the Summary Compensation Table.

Narrative Disclosure of Nonqualified Deferred Compensation Table

The EBP is a non-qualified, unfunded deferred compensation plan that is designed to allow for supplemental retirement savings above the limits imposed by the IRS. All of the NEOs other than Mr. Lauffer have participated in the EBP. If deferrals are above the Internal Revenue Code limits on eligible compensation, then the account is credited by the Company with a percentage “match” contribution equivalent to that available under our Woodward Retirement Savings Plan. All contributions are made on a tax-deferred basis. Eligible members are selected to participate based on criteria that includes job grade, salary level and significant accountability to produce or contribute to key business results. Amounts deferred into the EBP are indexed to the same investment alternatives available to all eligible employees under the Retirement Savings Plan. With approval from the Board, investment into Woodward common stock is permitted. Eligible employees may defer up to 50% of base salary for a plan year and up to 100% of cash incentive compensation. All elections must be made in advance of the plan year. At the time of the deferral election, the employee must designate the time and form of distribution. Distributions may be elected upon retirement or termination of employment. Distributions may also be elected for future dates during employment; however, any future date selected must be at least five plan years after the plan year in which the deferral is credited to the account. Distributions may be modified if executed a year before the originally scheduled distribution date. Distributions from the plan are made in cash; however, any payment made that is attributable to the portion of the participant’s account deemed invested in Company stock is made in whole shares of Company stock with fractional shares paid in cash. Amounts included in the EBP are 100% vested at all times.

Potential Payments Upon Termination or Change in Control

This section explains the payments and benefits to which the NEOs would be entitled in various terminations of employment scenarios. These are hypothetical situations only, as we currently employ all of the NEOs. For purposes of this explanation and these scenarios, we have assumed (other than for Mr. Benning) that termination of employment and change-in-control occurred on September 30, 2011, the last day of our 2011 fiscal year.

The intent of this section is to isolate those payments and benefits for which the amount, vesting, or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the NEOs would receive following termination. Specifically they are entitled to COBRA, life insurance conversion, and payouts from their Retirement Savings Plan; however, all employees are entitled to these benefits.

Executive Compensation (continued)

The age and years of service of the NEOs as of September 30, 2011 were as follows:

Name	Age	Years of Service

Mr. Gendron	50	20

Mr. Weber	57	6

Mr. Lauffer	50	9

Mr. Benning	70	26

Mr. Glass	54	33

Mr. Patel	45	<1

Voluntary Termination

The post-termination benefits that apply in a voluntary termination situation are:

—	the right to receive bonus payouts under the MIP and LTIP compensation programs (the NEO must be a full-time employee on the last day of the fiscal year to receive any bonus payout);

—	a lump-sum distribution of any deferred compensation balance under the EBP; and

—

the right to exercise stock options that are vested on the last day of employment. Stock option vesting does not accelerate, unless the NEO is retirement eligible, i.e., is 55 years of age with at least ten years of service or age 65 with no minimum service requirement.

No additional payments are made in the event of a voluntary termination.

Based on the ages and years of service of the NEOs on September 30, 2011, the payouts upon voluntary termination would be as follows:

Voluntary Termination	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Benning		Mr. Glass	Mr. Patel

MIP Bonus	$550,270	$206,034	$148,273	$96,142		$200,654	$46,687

LTIP Bonus(1)	$571,899	$235,296	$191,250	$167,792		$186,153	$0

EBP Lump Sum Distribution	$2,217,253	$762,716	$0	$609,998	(2)	$565,776	$0

(1)	As this calculation assumes termination at fiscal year end, the entire amount would be earned but termination prior to year end results in no amount being earned or paid.

(2)	Amounts shown reflect actual payout based on Mr. Benning’s retirement date of May 31, 2011. Mr. Benning previously elected to receive his Executive Benefit Plan payout in equal monthly installments over five years. Disbursement will commence on December 15, 2011.

Involuntary Termination

The post-termination benefits that apply in an involuntary termination situation (other than a change of control termination as described below) are:

—	the right to receive bonus payouts under the MIP and LTIP compensation program;

—	a lump-sum distribution of any deferred compensation balance under the EBP; and

—

the right to exercise stock options that are vested on the last day of employment. Stock option vesting does not accelerate, unless the NEO is retirement eligible, i.e., upon attaining 55 years of age with at least ten years of service or age 65 with no minimum service requirement.

No additional payments are made in the event of an involuntary termination.

Based on the ages and years of service of the NEOs on September 30, 2011, the payouts upon involuntary termination would be as follows:

Involuntary Termination	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Glass	Mr. Patel

MIP Bonus	$550,270	$206,034	$148,273	$200,654	$46,687

LTIP Bonus(1)	$571,899	$235,296	$191,250	$186,153	$0

EBP Lump Sum Distribution	$2,217,253	$762,716	$0	$565,776	$0

(1)	As this calculation assumes termination at fiscal year end, the entire amount would be earned but termination prior to year end results in no amount being earned or paid.

If the NEO was involuntarily terminated for deliberate and serious disloyal or dishonest conduct he would not be eligible for the benefits described above and his stock options would be cancelled.

Executive Compensation (continued)

Death

If a NEO dies while employed the post-termination benefit consists of:

—	bonus payouts to beneficiaries;

—	a lump-sum distribution of any deferred compensation balance under the EBP; and

—	accelerated vesting of non-qualified stock option awards that the beneficiary must exercise within one year (this is a broad based benefit to all stock option participants).

Based on the ages and years of service of the NEOs on September 30, 2011, the payouts in the event of death would be as follows:

Death	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Glass	Mr. Patel
MIP Bonus	$550,270	$206,034	$148,273	$200,654	$46,687
LTIP Bonus(1)	$571,899	$235,296	$191,250	$186,153	$0
EBP Lump Sum Distribution	$2,217,253	$762,716	$0	$565,776	$0

(1)	As this calculation assumes death at fiscal year end, the entire amount would be earned. If a NEO dies mid-year the payout will be prorated based on the month of death and payable within the normal timetable.

Disability

If a NEO becomes totally and permanently disabled while employed, the post-termination benefits consist of:

—	monthly payment under the Woodward, Inc. Long-Term Disability plan available to all employees;

—	the right to receive bonus payouts under the MIP and LTIP compensation program; and

—	accelerated vesting of non-qualified stock option awards that must be exercised within one year (this is a broad based benefit to all stock option participants).

Disability	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Glass	Mr. Patel
MIP Bonus	$550,270	$206,034	$148,273	$200,654	$46,687
LTIP Bonus(1)	$571,899	$235,296	$191,250	$186,153	$0
EBP Lump Sum Distribution(2)	$0	$0	$0	$0	$0

(1)	As this calculation assumes disability at fiscal year end, the entire amount would be earned and would not be subject to proration. If a NEO becomes disabled mid-year the payout will be prorated based on the month of disability and payable within the normal timetable.

(2)	Payments from the EBP may, but do not have to be taken as a lump sum in the event of disability. They may be paid out in the manner that was designated at the time the deferral was elected, based on the aggregate amounts shown.

Executive Compensation (continued)

Change of Control and Restrictive Covenant Agreements Post-Employment Provisions

In 2009 we entered into new transitional compensation agreements with certain of our officers, including all of our NEOs, that become operative only in the event of a qualifying termination following a Change of Control or other specified event. These new agreements replace older agreements that applied to our CEO and CFO.

For purposes of these agreements, a Change in Control occurs if:

—	any person, entity, or group (with certain exceptions) becomes the beneficial owner of 30% or more of the combined voting power of the then-outstanding shares of Woodward common stock; or

—

there is a change in a majority of the Board during any consecutive 12-month period, other than by election or nomination by a vote of two-thirds of the Board members as of the beginning of the period;

—

Woodward’s stockholders approve a merger, consolidation, sale of assets, or share exchange resulting in Woodward’s stockholders owning less than 51% of the combined voting power of the surviving corporation following the transaction.

If, following a Change in Control (but prior to the second anniversary of the occurrence thereof), the executive’s employment is terminated by Woodward (other than for cause or due to death or disability), or the executive terminates with good reason (as defined in the agreement), the executive would receive an amount (payable in a lump sum) equal to: (1) the executive’s unpaid base salary, accrued vacation pay, unreimbursed business expenses, and any other accrued obligations owed by the Company to the executive; (2) a payment equal to the Company’s cost to provide the executive with two years continued health and welfare benefit coverage under Company-provided plans; (3) a payment equal to two years of contributions the Company would have made on behalf of the executive to its tax-qualified defined contribution retirement plan(s); (4) a payment, pro-rated based on relevant service, of the greater of the then-current year’s annual incentive award target or actual amount earned based on annualized year-to-date performance; (5) a payment, pro-rated based on relevant service, of the greater of target or the actual amount earned based on annualized year-to-date performance of all outstanding cash-based long-term incentive awards; (6) 100% (200% in the case of our CFO) of the sum of the executive’s annual base salary and target annual incentive.

Further, in consideration for the executive to enter into restrictive covenants in the event of a qualifying termination following a Change of Control covering: Noncompetition, Confidentiality, Nonsolicitation, Cooperation, and Nondisparagement, the executive would receive an incremental amount (payable in a lump sum) equal to: 100% of the sum of the executive’s annual base salary and target annual incentive. In addition, all unvested stock option awards would be accelerated and become immediately exercisable.

The following table describes the payments and benefits that are triggered by the occurrence of a Change in Control and the termination of employment following a Change in Control. Although the executives would have three months from such a termination to exercise their options, for purposes of this table, we have assumed the exercise of stock options on September 30, 2011, the last day of fiscal 2011, at the closing price on that day of $27.40 per share.

Change in Control	Mr. Gendron	Mr. Weber	M. Lauffer	Mr. Glass	Mr. Patel
200% of Base Salary(1)	$1,400,000	$1,125,000	$688,329	$730,000	$700,000
200% of Annual Target Bonus(1)	$1,400,000	$787,500	$412,997	$416,562	$96,923
Pro Rata Bonus	$700,000	$262,097	$206,499	$208,281	$48,462
Stock Options	$666,255	$158,243	$149,730	$149,730	$0
LTIP(2)	$350,000	$146,000	$118,182	$115,617	$0
200% of Retirement Savings Plan and Executive Benefit Plan Registrant Contributions in Most Recent Plan Year	$90,300	$36,510	$0	$37,617	$1,212
Benefits: Health, Life, Disability for Two Years	$23,794	$23,794	$23,794	$23,794	$23,794
Effect of Alternate Cap Provision	$0	$0	$0	$0	$0
Total	$4,630,349	$2,539,144	$1,599,531	$1,681,601	$870,391

(1)	300% for Mr. Weber

(2)	The LTIP amounts reflected in the above table do not include LTIP payments for the completed 3-year cycle ended fiscal 2011, which were otherwise earned as of September 30, 2011.

If the payments described above would constitute an “excess parachute payment” within the meaning of Section 208G of the IRS tax code, the Company will not provide reimbursement to the executive for any excise taxes imposed. An executive may ask the Company to reduce certain payments such that the overall value of payments subject to 208G falls below the “safe harbor” threshold where no excise tax obligation would result.

Executive Compensation (continued)

Equity Compensation Plan Information

	Number of Securities to		Number of Securities Remaining Available for
	be Issued upon	Weighted Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities reflected
Plan Category	Warrants, and Rights	Warrants, and Rights	in the first column)
Equity compensation plans approved by security holders	2,859,883	$16.44	4,531,388
Equity compensation plans not approved by security holders	0	0	0
Total	2,859,883	$16.44	4,531,388

Audit Committee Report to Stockholders

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange that might incorporate this Proxy Statement in whole or in part, the information set forth above under “Board Meetings and Committees — Audit Committee,” relating to the charter of the Audit Committee and the independence of the Audit Committee members, and the following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

Based on the review and discussions referred to in this report, we recommended to the Board of Directors that the consolidated balance sheets of the Company at September 30, 2011 and 2010, and the related statements of consolidated earnings, shareholders’ equity, and cash flows of the Company for the three years ended September 30, 2011, be included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2011. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with Deloitte & Touche LLP, the independent registered public accounting firm that audited the financial statements.

In addition, our recommendation was based on our discussion with Deloitte & Touche LLP of the matters required to be discussed under Statement of Auditing Standards No. 61, as amended. We also discussed with Deloitte & Touche LLP their independence, received from them the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and considered whether the provision of services other than audit services (the fees for which are disclosed in the table that follows) is compatible with maintaining their independence. We have based our recommendation on the foregoing discussions, disclosures and considerations.

Audit Committee:	Paul Donovan, Chairman
Gregg C. Sengstack
Larry E. Rittenberg
Michael H. Joyce
Ronald M. Sega

Audit Committee’s Policy on Pre-Approval of Services Provided by

Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. As a result, the Audit Committee has established a policy regarding pre-approval of all services provided by the independent registered public accounting firm. Under the established policy, all audit and tax services and related fees require the specific approval of the Audit Committee. For audit-related services and all other services, the Audit Committee has determined specific services and dollar thresholds under which such services would be considered pre-approved. To the extent that management requests services other than these pre-approved services, or beyond the dollar thresholds, the Audit Committee must specifically approve the services. In situations where approval of such services is required prior to the next regularly scheduled meeting of the Audit Committee, the Audit Committee has delegated authority to approve such services to the Chairman of the Audit Committee. Furthermore, under the established policy, the independent registered public accounting firm is prohibited from performing the non-audit services identified by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) as prohibited. The policy also requires management to periodically prepare reports for the Audit Committee on the Company’s use of the independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table represents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements as of and for the years ended September 30, 2011 and September 30, 2010 and fees billed for other services rendered by Deloitte & Touche LLP during that period.

Year Ended September 30	2011	2010
Audit Fees	2,042,743	$2,105,149
Audit Related Fees(1)	136,776	$91,863
Tax Fees	577,591	$592,034
All Other Fees	2,741	$188
Total	2,761,862	$2,789,2.34

(1)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit of the financial statements. This category includes fees for pension and benefit plan audits, consultations concerning accounting and financial reporting standards, assistance with statutory financial reporting, consultation on general internal control matters or Sarbanes-Oxley Act assistance, due diligence related to mergers and acquisitions, and other auditing procedures and issuance of special purpose reports.

On November 15, 2011, the Audit Committee recommended and approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. During the fiscal year ended September 30, 2011 and through November 15, 2011, there were no consultations with Deloitte & Touche LLP on any matters required to be disclosed under Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. The decision of the Audit Committee to appoint Deloitte & Touche LLP was based on careful consideration of the firm’s qualifications as an independent registered public accounting firm. Deloitte & Touche LLP was originally selected by the Audit Committee as the Company’s independent registered public accounting firm effective December 6, 2007.

Although the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, the Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee would investigate the reasons for the stockholders’ rejection and would consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A proposal to ratify the appointment of Deloitte & Touche LLP for the current year will be presented at the Annual Meeting. A representative from Deloitte & Touche LLP is expected to attend the annual meeting and will have the opportunity to make a statement, if he or she desires to do so, and be available to answer appropriate questions.

Your Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm presented in Proposal 2.

PROPOSAL 3 – ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Additionally, and in response to the advisory vote of our stockholders at our 2010 Annual Meeting regarding the recommended frequency of such an advisory resolution, we intend to present this proposal to stockholders on an annual basis. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

As described in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement beginning on page 30, we believe that our Executive Compensation Program (1) provides a competitive total compensation program that enables us to attract, retain and motivate a high-performance executive management team, and (2) aligns the interests of the NEOs with the interests of our stockholders in different ways, by focusing on both short-term and long-term performance goals, by promoting ownership of the Company, and by linking individual performance to our fundamental financial performance. For example:

—

We encourage long-term stock ownership by our executive officers with award features, such as graduated vesting on stock option awards at 25% per year beginning on the first anniversary of the grant date.

—

We have stock ownership guidelines that require our CEO to own shares of our common stock equal to 4 times annual base salary, our CFO and group Presidents to own shares of our common stock equal to 2.5 times annual base salary, and our other Corporate Vice Presidents to own shares of our common stock equal to 2 times annual base salary, other than in special circumstances as may be determined by the Compensation Committee.

—	Our annual incentive compensation plans are aligned between Company executives and all other employees of the Company to ensure unified achievement of Company goals and objectives.

—

We establish total compensation (base salary, annual short-term cash incentives, and long-term incentives) for each NEO that is competitive with total compensation for executives in comparable positions at companies in our peer comparator group.

—

We place a strong emphasis on variable compensation, which is designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics, with upside opportunity for exceeding the pre-determined goals.

—

Our allocation of cash to non-cash compensation is weighted significantly toward cash-based compensation in order to (1) minimize the extent to which the interests of existing stockholders are diluted by equity used as compensation and (2) align the majority of our variable compensation with our fundamental financial performance (on which management has a great deal of direct influence) rather than to changes in stock price (on which management has relatively less direct influence).

—

In light of our fiscal 2011 financial results, we believe that the compensation paid to our NEOs in fiscal 2011 was aligned with our financial performance for the reasons discussed under the caption “COMPENSATION DISCUSSION AND ANALYSIS — COMPENSATION PHILOSOPHY AND STRATEGY — FISCAL 2011 PAY FOR PERFORMANCE.”

We believe that proper administration of our Executive Compensation Program should result in the development of a management team that improves our fundamental financial performance and provides value to the long-term interests of the Company and its stockholders. Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement on pages 30 to 47.

For these reasons, we recommend that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to Woodward’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your Board unanimously recommends that you vote “FOR” this advisory resolution.

PROPOSAL 4 — REAPPROVAL OF MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED AWARDS FOR SECTION 162(m) PURPOSES UNDER THE WOODWARD 2006 OMNIBUS INCENTIVE PLAN

The Company’s 2006 Omnibus Incentive Plan (the “Plan”) was established effective as of January 25, 2006 and approved by the Company’s stockholders at the 2005 Annual Meeting of Stockholders. Certain annual and long-term incentive awards including, without limitation, awards pursuant to the MIP and LTIP, that may be granted under the Plan may be contingent on the achievement by the Company of certain performance goals (the “Performance-Based Awards”) and may be intended to qualify as “performance-based compensation” (“Qualified Performance-Based Awards”) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

On November 16, 2011, the Board unanimously reapproved the material terms of the Plan for Qualified Performance-Based Awards, subject to the approval of the Company’s stockholders. The principal features of the Plan are summarized in Exhibit B to this proxy statement. This summary does not include all information about the Plan. The complete terms of the Plan are set forth in the Plan document, a copy of which is attached as Exhibit A to this proxy statement, and the following description and the description in Exhibit B are qualified in their entirety by reference to the text of the Plan.

We are not seeking to increase the amount of shares available for issuance or to adjust any of the individual award limits contained in the Plan. We are asking for reapproval by the Company’s stockholders of the material terms for Qualified Performance-Based Awards for purposes of compliance with Section 162(m) of the Code, as described below.

New Plan Benefits

As described above under “Compensation Discussion and Analysis — Elements of Compensation — Annual Short-Term Incentive Compensation” and “— Long-Term Management Incentive Compensation,” the Compensation Committee approves new performance cycles pursuant to the MIP and LTIP in the fourth fiscal quarter of the year preceding the fiscal year for which any awards – if earned – would be paid. In November 2011, the Compensation Committee established the following target Performance-Based Awards (the “2012 Awards”) for our executive officers and certain other employees pursuant to new performance cycles of the MIP and LTIP under the Plan:

Woodward 2006 Omnibus Incentive Plan
Name and Position	Dollar Value ( $)(1)
Thomas A Gendron	MIP	$760,000
Chief Executive Officer and President	LTIP	$380,000
Robert F Weber, Jr.	MIP	$290,500
Vice Chairman, Chief Financial Officer and Treasurer	LTIP	$166,000
Martin Glass	MIP	$228,000
President, Airframe Systems	LTIP	$133,000
Gerhard Lauffer	MIP	$211,515
President, Electrical Power Systems	LTIP	$123,384
Sagar Patel	MIP	$210,000
President, Aircraft Turbine Systems	LTIP	$122,500
Executive Group (8 individuals)	MIP	$2,200,515
	LTIP	$1,194,884
Non-Executive Director Group		N/A
Non-Executive Officer Employee Group (387 individuals)	MIP	$11,848,151
(34 individuals)	LTIP	$1,445,009

(1)	The amounts shown assume target performance for each award. The actual amounts paid, if any, could range from 0% of target to 200% of target depending upon performance as measured at the end of the applicable performance period.

The performance metrics for the 2012 Awards under the MIP include, for Messrs. Gendron, Weber and other global support executive officers, Company Earnings per Share and Company Free Cash Flow; for the other executive officers that lead our business segments, Company Earnings per Share, Business Group Earnings (Return Measures), Business Group Average Working Capital Percent (Working Capital Targets) and Business Group Leading Performance Metrics (Operating Efficiency). The performance metrics for the 2012 Awards under the LTIP for the executive officers include Return on Capital and Growth in Earnings per Share.

The 2012 Awards were granted by the Compensation Committee subject to stockholder approval of this Proposal 4 in order to allow the Company to take a deduction with regard to certain of the 2012 Awards under Section 162(m) of the Code. It is not possible at this time to determine whether any other awards intended to qualify as Qualified Performance-Based Awards will be granted in the future, or to determine the specific terms of any such awards. Reapproval of the material terms for Qualified Performance-Based Awards for purposes of Section 162(m) would permit the 2012 Awards and certain other awards granted under the Plan in the next five years to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and to remain fully deductible by the Company.

Section 162(m)

Under Section 162(m) of the Code, no federal income tax deduction is allowed for compensation in excess of $1 million paid to certain key executive officers (in other words, the CEO and three-highest paid executive officers other than the CFO, referred to as “covered employees”). However, performance-based compensation that satisfies certain requirements of Section 162(m) of the Code is exempt from the limitation described in the preceding sentence. Under Section 162(m) of the Code and applicable regulations, we must seek stockholder reapproval of the material terms that may be used for Qualified Performance-Based Awards under the Plan at five-year intervals to preserve our ability to receive a federal income tax deduction for Qualified Performance-Based Awards granted to covered employees. To ensure that performance-based compensation over $1 million payable to our CEO and other key executive officers who are considered to be “covered employees” under Section 162(m) is tax deductible, our stockholders must approve the material terms for Qualified Performance-Based Awards under the Plan, including the individual eligibility criteria for Qualified Performance-Based Awards under the Plan, the business criteria on which the performance goals are based, and the maximum amount of compensation that could be paid to any covered employee under the Plan. In accordance with these requirements, we are asking our stockholders to reapprove the Plan, and these material terms contained in the Plan, in order to qualify certain of the 2012 Awards (which were established by the Compensation Committee subject to approval by the stockholders of this Proposal 4), and certain future awards under Section 162(m) of the Code. While stockholder approval is not required under the terms of the Plan for the Company to grant or establish certain awards such as the 2012 Awards, such approval by the stockholders is necessary and is being sought in order to qualify certain future awards, including the 2012 Awards, for purposes of Section 162(m) of the Code.

Performance Measures

As more fully described in the Plan and the summary of the Plan attached to this proxy statement as Exhibit A and Exhibit B, respectively, the performance goals upon which the payment or vesting of a Performance-Based Award to a covered employee that is intended to qualify as performance-based compensation may be based, shall be limited to the following performance measures:

—	Net earnings or net income (before or after income taxes) and/or cumulative effect of accounting changes;

—	Earnings per share before or after cumulative effect of accounting changes;

—	Net sales or revenue growth;

—	Net operating profit;

—	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

—	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

—	Earnings before or after taxes, interest, depreciation, and/or amortization;
—	Gross or operating margins;

—	Productivity ratios;

—	Share price (including, but not limited to, growth measures and total shareholder return);

—	Expense targets;

—	Margins;
—	Operating efficiency;

—	Market share;

—	Customer satisfaction;
—	Working capital targets; and

—	Economic value added or EVA® (net operating profit after tax, minus the sum of capital multiplied by the cost of capital).

Other Material Terms

As described more fully in the summary of the Plan attached as Exhibit B, all employees and directors of the Company are eligible to participate in the Plan. Moreover, the maximum amount of cash compensation that could be paid to any one participant under the Plan for any year may not exceed a value of $3,000,000 or 600,000 shares of our common stock.

A summary of the plan is attached hereto as an Exhibit B (Attachment to Proposal 4).

Your Board unanimously recommends that you vote “FOR” the reapproval of material terms for Qualified Performance-Based Awards for Section 162(m) purposes under the 2006 Omnibus Incentive Plan.

Stockholder Nominations and Proposals for 2012 Annual Meeting

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on August 21, 2012. Proposals should be sent to the attention of the Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders (other than a proposal brought pursuant to SEC Rule 14a-8). These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices by a stockholder of record on both the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that such a notice for nominating a director or introducing an item of business at the 2012 Annual Meeting must be received not earlier than September 27, 2012 and not later than October 27, 2012. However, if the 2012 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2011 Annual Meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2012 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the 2012 Annual Meeting. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. We will not consider any proposal or nomination that does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to nominate a director or present proposals at the 2012 Annual Meeting should be addressed to the Corporate Secretary, Woodward, Inc., 1000 E. Drake Road, Fort Collins, Colorado 80525. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding of Proxy Materials

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials or any other proxy materials in the future, please: (1) mail your request to Woodward, Inc., 1000 E. Drake Road, Fort Collins, Colorado 80525, Attn: Corporate Secretary; (2) send an e-mail to investor.relations@woodward.com; or (3) call our Investor Relations department at 1-815-639-2340. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Other Matters

Woodward is soliciting this proxy on behalf of its Board and will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. This solicitation is being made by mail, but also may be made personally or by facsimile, telephone, messenger, or via the Internet. The Company has employed Morrow & Co., LLC to solicit proxies for the annual meeting from brokers, bank nominees, other institutional holders, and certain individual stockholders. The Company has agreed to pay $6,000, plus the out-of-pocket expenses of Morrow & Company, for these services. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

By Order of the Board of Directors

WOODWARD, INC.

A. Christopher Fawzy

Corporate Secretary

December 19, 2011

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Woodward 2006 Omnibus Incentive Plan

Effective January 25, 2006

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Woodward 2006 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Woodward, Inc. (f/k/a Woodward Governor Company), a Delaware corporation (hereinafter referred to as the “Company”), established an omnibus incentive plan, as set forth in this document, effective as of January 25, 2006 (the Effective Date”). Before January 26, 2011, this plan was known as the Woodward Governor Company 2006 Omnibus Incentive Plan and on and after January 26, 2011, following the Company’s name change, shall be known as the Woodward 2006 Omnibus Incentive Plan (hereinafter referred to as the “Plan”). The Plan shall remain in effect as provided in Section 1.3 hereof.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, Cash-Based Awards, and Other Stock-Based Awards.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby certain key management worker members and members of the Company’s Board of Directors who are not also worker members of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change in Control” shall be deemed to have occurred if:

(a)	any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) (excluding for this purpose the Company or any subsidiary of the Company, or any person who owns more than fifty percent

Exhibit A

Woodward 2006 Omnibus Incentive Plan

(50%) of the voting power of the Company’s securities as of the effective date of the Plan, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred:

(i)	as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; or

(ii)	as a result of the acquisition directly from the Company of securities of the Company representing less than fifty percent (50%) of the voting power of the Company; or

(iii)	if the Board determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)	during any year (not including any period prior to the original effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) above or paragraph (c) below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the “Incumbent Board”); or

(c)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(d)	consummation of:

(i)	the sale or disposition of the Company of all or substantially all of the Company’s assets,

(ii)	the merger or consolidation of the Company with any other corporation, or

(iii)	a similar transaction or series of transactions involving the Company (any transaction described in subparagraphs (i) and (ii) of this paragraph (d) being referred to as a “Business Combination”), in each case unless after such a Business Combination:

(a)	the shareholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership in the Company immediately prior to such Business Combination, and

(b)	at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations currently in effect.

2.10	“Committee” means the Compensation Committee of the Board, a subcommittee thereof, or any successor committee thereto as determined by the Board. The Committee shall consist of not less than two members of the Board, each of whom shall qualify as a “nonemployee director” within the meaning of Rule 16b-3, as amended or other applicable rules under Section 16(b) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

2.11	“Company” means Woodward, Inc. (f/k/a Woodward Governor Company), a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.12	“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.13	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) before twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14	“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 13.

2.15	“Director” means any individual who is a member of the Board of Directors of the Company.

2.16	“Effective Date” has the meaning set forth in Section 1.1.

2.17	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19	“Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.20	“Fair Market Value” or “FMV” of a share of Common Stock, as of any date, means the price quoted on The Nasdaq Stock Market, or any other primary exchange on which the Common Stock is traded on such date, at the close of the business on such date.

2.21	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.22	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.23	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.24	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.25	“Insider” means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

2.26	“Net Income” means the consolidated net income before taxes for this Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.27	“Nonemployee Director” means a Director who is not an Employee of the Company.

2.28	“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.29	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.30	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.31	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.32	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.33	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.34	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.35	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.36	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.37	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.38	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.40	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.41	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.42	“Plan” means Woodward 2006 Omnibus Incentive Plan.

2.43	“Plan Year” means the Company’s fiscal year, which begins October 1 and ends September 30.

2.44	“Prior Plans” means the Woodward Governor Company 2002 Stock Option Plan and the Woodward Long-Term Management Incentive Compensation Plan.

2.45	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.46	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.47	“Share” means a share of common stock of the Company.

2.48	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

2.49	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary authority to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 19, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1	Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under this Plan on or after the Effective Date shall be one million two hundred thirty-five thousand (1,235,000) Shares (the “Share Authorization”), which shall consist of (i) a number of shares not previously authorized for issuance under any plan, plus (ii) the number of shares remaining available for issuance under the Prior Plans but not subject to outstanding awards as of the Effective Date, plus (iii) the number of shares subject to awards outstanding under the Prior Plans as of the Effective Date, but only to the extent that such outstanding awards are forfeited, expire, or otherwise terminate without the issuance of such Shares.

(b)	No more than three hundred seventy thousand five hundred (370,500) Shares of the Share Authorization may be granted as Full Value Awards.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million two hundred thirty-five thousand (1,235,000) Shares.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued; however, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

Exhibit A

Woodward 2006 Omnibus Incentive Plan

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one hundred thousand (100,000). Notwithstanding this limitation the Committee may grant Stock Options covering up to five hundred thousand (500,000) Shares to the Chief Executive Officer during the twelve (12) month period following such individual’s date of hire.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one hundred thousand (100,000) Shares, or equal to the value of one hundred thousand (100,000) Shares determined as of the date of vesting or payout, as applicable.

(e)	Covered Employee Annual Incentive Award: The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 13.

(f)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of three million dollars ($3,000,000) or one hundred thousand (100,000) Shares determined as of the date of vesting or payout, as applicable.

(g)	Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 19 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors who are not also worker members of the Company.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion and in accordance with Article 4.3; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s controlled group of corporations as determined within the meaning of Code Section 414(b) or 414(c).

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s controlled group of corporations as determined within the meaning of Code Section 414(b) or 414(c).

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Woodward 2006 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Woodward, Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the

Exhibit A

Woodward 2006 Omnibus Incentive Plan

form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable within 2-1/2 months after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Article 12. Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after income taxes) and/or cumulative effect of accounting changes;

(b)	Earnings per share before or after cumulative effect of accounting changes;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets; and

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Article 13. Covered Employee Annual Incentive Award

13.1 Establishment of Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) three percent (3%) of the Company’s Consolidated Operating Earnings for this Plan Year, (ii) two percent (2%) of the Company’s Operating Cash Flow for this Plan Year, or (iii) five percent (5%) of the Company’s Net Income for this Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) the incentive pool percentage for any one Covered Employee exceed fifty percent (50%) of the total pool and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

13.2 Determination of Covered Employees’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of this Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

Article 14. Nonemployee Director Awards

The Nominating and Governance Committee of the Board shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 15. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 16. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 17. Rights of Participants

17.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

17.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

17.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 18. Change of Control

18.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 18 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

Upon a Change of Control, except to the extent that another Award meeting the requirements of Section 18.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”), all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and all other then-outstanding Awards whose exercisability depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting of such Awards. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration of such Option or Stock Appreciation Right).

18.2 Replacement Awards. An Award shall meet the conditions of this Section 18.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 18.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

18.3 Termination of Employment. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 19. Amendment, Modification, Suspension, and Termination

19.1 Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

19.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 19.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely

Exhibit A

Woodward 2006 Omnibus Incentive Plan

affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

19.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 20. Withholding

20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 21. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22. General Provisions

22.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

22.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Exhibit A

Woodward 2006 Omnibus Incentive Plan

22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.14 Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined

Exhibit A

Woodward 2006 Omnibus Incentive Plan

under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

22.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

22.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

22.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

Summary of the Plan

Purposes of the Plan

The purpose of the Plan is to provide a means whereby certain key management worker members and members of the Company’s Board who are not also worker members of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. In addition, the Plan is intended is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to provide a means by which to strengthen their concern for the Company’s welfare.

Shares Subject to the Plan and Maximum Awards

The shares of our common stock (the “Shares”) available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization or certain other corporate events or transactions specified in the Plan, a total of 7,410,000 Shares are authorized for issuance under the Plan, provided that no more than 2,223,000 Shares may be granted as full value awards.1 As of November 16, 2011, there were 3,706,888 Shares available for issuance under the Plan, of which no more than 2,153,327 Shares may be granted as full value awards. In addition, the Plan provides that no more than 7,410,000 Shares may be issued pursuant to incentive stock option awards granted under the Plan.

Any Shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of Shares, for awards not involving Shares, shall be available again for grant under the Plan.

Unless the Compensation Committee determines that an award to a covered employee shall not be designed to qualify as “performance-based compensation” in accordance with Section 162(m) of the Code, the following annual limits shall apply to grants of such awards to any one participant under the Plan:

Award(s)	Annual Limit
Stock Options	600,000 Shares, but the Compensation Committee may grant stock options covering up to 3,000,000 Shares to the CEO during the 12-month period following such individual’s date of hire
Stock Appreciation Rights	600,000 Shares
Restricted Stock or Restricted Stock Units	600,000 Shares/Units
Performance Units or Performance Shares	600,000 Shares, or the value of 600,000 Shares
Covered Employee Annual Incentive Award	No single covered employee may receive more than 50% of an incentive pool, and the sum of all covered employees’ incentive pool percentages cannot exceed 100% of the incentive pool. The incentive pool for each year is equal to the greater of: (1) 3% of Consolidated Operating Earnings; (2) 2% of Operating Cash Flow; or (3) 5% of Net Income (each as defined in the Plan). The Compensation Committee cannot adjust these awards upward, but retains the discretion to adjust the awards downward.
Cash-Based Awards	Value of $3 million or 600,000 Shares
Other Stock-Based Awards	600,000 Shares

On November 16, 2011, the last reported sales price for our common stock was $39.84 per share.

[1]

The aggregate number of Shares issuable by the Company pursuant to awards under the Plan and the aggregate number of Shares in respect of which full value awards may be granted under the Plan, as well as the annual award limits described herein, are shown in this proxy statement on an as-adjusted basis, to give effect to the Company’s three-for-one stock split completed on February 1, 2006 and its two-for-one stock split completed on February 1, 2008, as required by the terms of the Plan.

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

Eligibility

Employees and directors who are not also worker members of the Company are eligible to participate in the Plan. Subject to the provisions of the Plan, the Compensation Committee may select those individuals to whom awards shall be granted and shall determine, in its sole discretion, all terms and conditions of each award. As of November 16, 2011, approximately 127 employees and 10 directors who are not also worker members of the Company were eligible to participate in the Plan.

Administration

The Plan is administered by the Compensation Committee of the Board. All actions taken and all interpretations and determinations made by the Compensation Committee shall be final and binding.

The Compensation Committee has full and exclusive discretionary authority, subject to the provisions of the Plan, to interpret the terms and intent of the Plan and any award or other agreement in connection with the Plan, to determine eligibility for awards and to adopt such rules, regulations and documentation necessary for the proper administration of the Plan.

Such authority includes, but is not limited to (a) selecting award recipients, (b) establishing all award terms and conditions, including the terms and conditions set forth in award agreements, (c) granting awards as an alternative to or as the form of payment for grants or rights earned or due under the Company’s compensation plans or arrangements, (d) construing any ambiguous provision of the Plan or any award agreement, and (e) subject to the provisions of the Plan, adopting modifications and amendments to the Plan or any award agreement.

The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, its subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable.

Types of Awards

Awards under the Plan may be evidenced by an award agreement with such terms and conditions as the Compensation Committee determines that are not inconsistent with the terms of the Plan. The types of awards that may be made to participants under the Plan are as follows:

Stock Options. Stock options are rights to purchase a specified number of Shares at a specified price. An option granted pursuant to the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Code, or a non-qualified stock option that does not comply with such requirements. Only Company employees may receive incentive stock options. Options granted under the Plan must have an exercise price per Share that is not less than the fair market value of the Shares underlying the option on the date of grant. Options granted under the Plan may not include provisions that “reload” the option upon exercise.

The exercise price of an option must be paid in full at the time an option is exercised. Payment for an option must be made either in cash or cash equivalents, by tendering Shares, by a cashless (broker-assisted exercise), or through any other method approved or accepted by the Compensation Committee, or any combination of the foregoing. The Compensation Committee has the sole discretion to provide that the Shares issued upon an option’s exercise will be in the form of restricted stock. An option granted under the Plan may not be exercised for a fraction of a Share.

The Compensation Committee will fix the term of each option granted under the Plan, except that no option will be exercisable after the expiration of ten years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in cash or Shares equal to the excess of the fair market value, or a lesser amount determined by the Compensation Committee, of a Share on the date the right is exercised over the grant price of the stock appreciation right. The Compensation Committee will determine in its sole discretion whether payment of a stock appreciation right is made in cash, Shares or other property, or any combination.

A stock appreciation right granted under the Plan will have a grant price not less than the fair market value of the underlying Share on the date of grant and have a term not greater than ten years.

The Compensation Committee may impose such conditions and restrictions on any Shares received upon exercise of a stock appreciation right as it deems advisable.

Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units may be granted under the Plan to participants from time to time.

The Committee may impose such restrictions on any restricted stock or restricted stock units granted pursuant to the Plan as it deems advisable, including a requirement that participants pay a stipulated purchase price for each share of

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such restricted stock or restricted stock units.

Except as otherwise provided in the Plan, shares of restricted stock covered by a restricted stock award agreement will become freely transferable by the participant after all conditions and restrictions applicable to such shares have been satisfied or lapse, and restricted stock units will be paid in cash, Shares, or a combination.

Unless the award agreement provides otherwise, participants holding restricted stock awards may vote the Shares. A participant receiving a restricted stock unit award will not have voting rights for the underlying Shares.

The Compensation Committee may provide in an award agreement that the award of restricted stock is conditioned upon the participant making or refraining from making an election with respect to the award under Code Section 83(b).

Performance Awards. Awards of performance units or performance shares are subject to the attainment of one or more performance goals which are described below, and may be paid in cash, shares or a combination. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a Share on the date of grant.

The Compensation Committee will determine the amount of any performance award, the performance criteria to be achieved and the length of the performance period. Except in the event of a change in control or as may be provided in an award agreement, performance awards will be distributed only after the end of the performance period, and, in any event, within two and one-half months after the end of the performance period.

Cash-Based Awards and Other Stock-Based Awards. Subject to the terms and provisions of the Plan, the Compensation Committee may grant cash-based awards to participants in such amounts and upon such terms as the Compensation Committee may determine. In addition, the Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Compensation Committee may determine. Such awards may involve the transfer of actual Shares to participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each cash-based award shall specify a payment amount or payment range as determined by the Compensation Committee. Each other stock-based award shall be expressed in terms of Shares or units based on Shares, as determined by the Compensation Committee. The Compensation Committee may establish performance goals in its discretion for such awards. If the Compensation Committee exercises its discretion to establish performance goals, the number and value of cash-based awards or other stock-based awards that will be paid to the participant will depend on the extent to which the performance goals are met.

Payment with respect to a cash-based award or other stock-based award shall be made in accordance with the terms of the award, in cash or Shares as the Compensation Committee determines.

Performance Measures

The performance goals upon which the payment or vesting of an award to a covered employee that is intended to qualify as performance-based compensation may be based shall be limited to the following performance measures:

•	Net earnings or net income (before or after income taxes) and/or cumulative effect of accounting changes;

•	Earnings per share before or after cumulative effect of accounting changes;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any of the above performance measures may be used to measure the performance of the Company, a subsidiary, or an affiliate as a whole or any business unit of the Company, a subsidiary, or an affiliate or any combination thereof. In addition, any of the above performance measures may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate. The Compensation Committee has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures above.

The Compensation Committee may provide in any award agreement that any evaluation of performance may include or exclude certain events specified in the Plan that may occur during a performance period. To the extent such inclusions or exclusions affect awards to covered employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are intended to qualify as performance-based compensation may not be adjusted upward and the Compensation Committee shall retain the discretion to adjust such awards downward.

In the event that the Compensation Committee determines that it is advisable to grant awards that do not qualify as performance-based compensation, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those specified above.

Change in Control

Unless otherwise determined by the Compensation Committee in connection with the grant of an award as reflected in the applicable award agreement, upon a change in control, except to the extent that a replacement award is provided to the participant to replace such award, all then-outstanding stock options and stock appreciation rights shall immediately become fully vested and exercisable, and all other then-outstanding awards whose exercisability depends merely on the satisfaction of a service obligation by a participant to the Company, a subsidiary, or an affiliate shall vest in full and be free of restrictions related to the vesting of such awards.

Except to the extent that a replacement award is provided to the participant, the Compensation Committee may (a) determine that any or all outstanding awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive for each Share subject to such awards a cash payment (or the delivery of Shares, other securities or a combination of cash, Shares and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of Shares subject to such award; provided that if such product is zero or less or to the extent that the award is not then exercisable, the awards will be canceled and terminated without payment therefore or (b) provide that the period to exercise options or stock appreciation rights granted under the Plan shall be extended (but not beyond the expiration of such option or stock appreciation right).

Upon a termination of employment or termination of directorship of a participant occurring in connection with or during the period of two years after such change in control, other than for cause (as defined in the Plan), all replacement awards held by the participant shall become fully vested and (if applicable) exercisable and free of restrictions, and all stock options and stock appreciation rights held by the participant immediately before the termination of employment or termination of directorship that the participant held as of the date of the change in control or that constitute replacement awards shall remain exercisable for not less than one year following such termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter, subject to the terms of the applicable award agreement.

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

A change in control means the occurrence of an event described in any one of the following paragraphs:

(a)	any person (other than an exempt person) becomes the beneficial owner directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; provided, however, that no change in control shall be deemed to have occurred:

(i)	as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to more than 50% of the combined voting power of the Company’s then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a change in control; or

(ii)	as a result of the acquisition directly from the Company of securities of the Company representing less than 50% of the voting power of the Company; or

(iii)	if the Board determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)	during any year, individuals who at the beginning of such period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) above or paragraph (c) below) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the “Incumbent Board”); or

(c)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(d)	consummation of:

(i)	the sale or disposition of the Company of all or substantially all of the Company’s assets,

(ii)	the merger or consolidation of the Company with any other corporation, or

(iii)	a similar transaction or series of transactions involving the Company (any transaction described in subparagraphs (i) and (ii) of this paragraph (d) being referred to as a “Business Combination”), in each case unless after such a Business Combination:

(1)	the stockholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership in the Company immediately prior to such Business Combination, and

(2)	at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Transferability of Awards

Except as provided below, during a participant’s lifetime, his or her awards shall be exercisable only by the participant and shall not be transferable other than by will or the laws of descent and distribution. No awards shall be subject to attachment, execution, or levy of any kind, and any purported transfer in violation of the Plan shall be null and void. The Compensation Committee may establish such procedures for a participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the participant’s death, may be provided.

The Compensation Committee may, in its discretion, determine that notwithstanding the foregoing, any or all awards (other than incentive stock options) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee deems appropriate, provided that no award may be transferred for value.

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

Dividend Equivalents

The Committee may determine that a participant may be granted dividend equivalents based on the dividends declared on Shares that are subject to an award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires. Such dividend equivalents will be converted to cash or additional Shares in such manner as determined by the Compensation Committee.

Withholding

The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

With respect to withholding required upon the exercise of options or stock appreciation rights, upon the lapse of restrictions on restricted stock and restricted stock units, or upon the achievement of performance goals related to performance shares, or any other taxable event arising as a result of an award granted hereunder, participants may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value equal to the minimum statutory total tax that could be imposed on the transaction.

Forfeiture Events

The Compensation Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement.

Amendment, Modification, Suspension, and Termination

Subject to the terms of the Plan, the Compensation Committee may alter, amend, modify, suspend, or terminate the Plan and any award agreement in whole or in part, provided that, without prior stockholder approval and except as provided by the Plan, options or stock appreciation rights issued under the Plan may not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted stock appreciation right, and no material amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange.

The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of certain unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Unless sooner terminated as provided by the Plan, the Plan will terminate on January 25, 2016. Following termination of the Plan, no awards may be granted, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

U.S. Federal Income Tax Consequences

The following is a general discussion of the current U.S. federal income tax consequences of awards under the Plan. These federal tax laws may change and the federal, state, and local tax consequences for any employee will depend upon his or her individual circumstances. This summary does not address all potential tax consequences related to awards, such as estate and gift taxes, foreign taxes, and state and local taxes.

Exhibit B (Attachment to Proposal 4)

Summary of Woodward 2006 Omnibus Incentive Plan

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. For restricted stock only, however, a participant may elect to be taxed at the time of grant. If such election is not made, a recipient of restricted stock generally will recognize taxable ordinary income equal to the fair market value of the Share upon vesting over the purchase price (if any) paid for such Share. In the case of restricted stock units, performance shares, or performance units, the participant will generally recognize taxable ordinary income equal to the amount of cash received or the the excess of the fair market value of the vested Shares when distributed over the exercise price (if any) paid for such Shares.

Nonqualified Stock Options and Stock Appreciation Rights

The grant of a non-qualified stock option or stock appreciation right will not result in taxable income to the participant. Upon the exercise of a non-qualified stock option, a participant generally will realize ordinary taxable income equal to the difference between the option price and the fair market value of the Shares underlying the option on the date of exercise. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Shares underlying the stock appreciation right on the date of grant and the fair market value of our Shares on the date of exercise.

Incentive Stock Options

Upon the grant or exercise of an incentive stock option, a participant will not recognize taxable income. However, the excess of the fair market value of the Shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the participant. The participant will recognize taxable income in the year in which the Shares underlying the incentive stock option are sold or disposed of.

If a participant disposes of the Shares acquired on exercise of an incentive stock option after the later of two years from the option grant date and more than one year from the exercise date, the gain recognized by the participant, if any, will be a long-term capital gain at this time. If the participant disposes of the Shares within two years of the grant of the incentive stock option or within one year of exercise of the incentive stock option, then a disqualifying disposition will occur and the participant generally will recognize ordinary income in the year of the disposition equal to the lesser of: (a) the excess of the fair market value of such Shares on the exercise date over the exercise price paid for the Shares, and (b) the amount realized on the sale or disposition over the exercise price paid for the Shares. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the Shares were held.

Cash Awards and Performance Awards Payable in Cash

The participant will recognize taxable ordinary income when cash awards or performance awards payable in cash are paid to the participant.

WOODWARD, INC.
ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JANUARY 25, 2012, AT 8:00 A.M.
FORT COLLINS HILTON
425 West Prospect Road
Fort Collins, Colorado

FORT COLLINS HILTON

To reach the Hilton, exit fr om I-25 at the Prospect Road exit (exit 268). Go west (left) on Prospect for 4.3 miles. The Hotel is 2 blocks west of the College A venue intersection. The Hilton is a 9-story building on the south side of Prospect Road (on your left).

287
HY 14
70 Miles to Laramie Wyo.
N
25
40 Miles to Cheyenne Wyo.
Exit 269B
Mulberry
CO HY 14
Prospect St.
Exit 268
65 Miles to Denver
HILTON Fort Collins
425 W. Prospect Rd.
WOODWARD
1000 E. Drake Rd.
Drake Rd.
Fort Collins
Taft Hill Rd.
Shields
College Ave.
Lemay Ave.
Horsetooth Rd.
Timberline
Exit 265
Harmony Rd.
CO HY 68
287

160th
Brighton
TOLLWAY
E470
85
To Boulder
36
25
104th Ave.
76
Denver International Airport
Tower Road
76
270
25
Denver
70
225

WOODWARD

PROXY

PROXY

WOODWARD, INC.

Proxy for Annual Meeting of Stockholders – January 25, 2012 Solicited by the Board of Directors

The undersigned hereby appoints Thomas A. Gendron and Robert F. Weber, Jr., and each or any of them, as the undersigned’s proxies, with full power of substitution, to represent and to vote, as designated on the reverse side, all the undersigned’s common stock in Woodward, Inc. at the Annual Meeting of Stockholders to be held on Wednesday, January 25, 2012, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be Held on January 25, 2012:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, including consolidated financial statements, are available to you at http://www.proxydocs.com/wwd.

FOLD AND DETACH HERE

1. ELECTION OF DIRECTORS

FOR WITHHOLD FOR ALL EXCEPT

01 Paul Donovan 03 John A. Halbrook

02 Thomas A. Gendron 04. Ronald M. Sega

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and strike a line through the nominee’s name in the list provided above. Your shares will be voted for the remaining nominees.

Instruction for Cumulative Voting for Directors: Unless otherwise specified above, this proxy/instruction card shall authorize the proxies listed herein to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for directors, as such proxies shall determine in their sole discretion. To specify a method of cumulative voting, mark the box below with an “X” and write the number of Shares and the name(s) of the nominee(s) for directors in the space below. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

FOR AGAINST ABSTAIN

3. PROPOSAL REGARDING THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

FOR AGAINST ABSTAIN

PLEASE MARK VOTES AS IN THIS EXAMPLE

4. PROPOSAL REGARDING THE REAPPROVAL OF MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED AWARDS FOR SECTION 162(m) PURPOSES UNDER THE WOODWARD 2006 OMNIBUS INCENTIVE PLAN.

FOR AGAINST ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Any and each of said attorneys or proxies, who are present at the meeting shall have, and may exercise, all of the powers, jointly and severally, of all said attorneys or proxies hereunder.

Date:

Signature

Signature (if held jointly)

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET

QUICK EASY IMMEDIATE

ANNUAL MEETING OF STOCKHOLDERS OF WOODWARD, INC.

January 25, 2012

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call 1-888-266-6788 toll-free and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.proxyvoting.com/wwd and follow the on-screen instructions. Have your control number available when you access the web page.

Control Number for Internet/Telephone Voting